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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                IBT BANCORP, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               IBT BANCORP, INC.
                               200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858

                             ---------------------

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2004

                             ---------------------

     Notice is hereby given that the Annual Meeting of Shareholders of IBT Bancorp, Inc. will be held on Tuesday, April 27, 2004 at 7:00 p.m. Eastern Standard Time, at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan. The meeting is for the purpose of considering and acting upon the following:

          1. The election of three directors.

          2. Such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

     The Board of Directors has fixed March 1, 2004 as the record date for determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments thereof.

     Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if stock is held in more than one name, all parties should sign the proxy form.

                                          By order of the Board of Directors



                                          MARY ANN BREUER,
                                          Secretary

Dated: March 29, 2004

                               IBT BANCORP, INC.
                               200 EAST BROADWAY
                         MOUNT PLEASANT, MICHIGAN 48858

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IBT Bancorp, Inc. (the Corporation) a Michigan financial holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 27, 2004 at 7:00 p.m. at the Holiday Inn, 5665 E. Pickard Street, Mount Pleasant, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

     This Proxy Statement has been mailed on March 29, 2004 to all holders of record of common stock as of the record date.

VOTING AT THE MEETING

     The Board of Directors of the Corporation has fixed the close of business on March 1, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. The Corporation has only one class of common stock and no preferred stock. As of March 1, 2004, there were 4,845,357 shares of common stock of the Corporation outstanding. Each outstanding share entitles the holder thereof to one vote on each separate matter presented for vote at the meeting. If the enclosed proxy is executed and returned, it may be revoked at any time before it is exercised at the meeting. All shareholders are encouraged to date and sign the enclosed proxy form, indicate their choice with respect to the matters to be voted upon, and return it to the Corporation.

ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes, with the directors in each class being elected for a term of three years. At the Annual Meeting of Shareholders, three directors will be elected for terms ending with the annual meeting of shareholders in 2007. On December 31, 2003, L.A. Johns retired as a director. Additionally, in accordance with the retirement guidelines set forth in the Corporation's Bylaws, Dean E. Walldorff retired as a director on June 30, 2003. At its July 29, 2003 meeting, the Board of Directors elected W. Joseph Manifold to fill the directorship left vacant by Mr. Walldorff's retirement.

     Except as otherwise specified in the proxy, proxies will be voted for election of the three nominees named below. If a nominee becomes unable or unwilling to serve, proxies will be voted for such other person, if any, as shall be designated by the Board of Directors. However, the Corporation's management now knows of no reason to anticipate that this will occur. Directors are elected by a plurality of the votes cast, whether in person or by proxy, by holders of the Corporation's common stock at the Annual Meeting of Shareholders, provided a quorum (a majority of the shares entitled to be voted at the Annual Meeting of Shareholders) is present or represented. Thus, the three nominees for election as directors who receive the greatest number of votes cast will be elected directors. Consequently, shares not voted, including broker non-votes, whether by withholding of authority or otherwise, have no effect on the election of directors. If a proxy is returned for such shares or they are represented in person at the Annual Meeting of Shareholders, they will be counted toward the establishment of a quorum.

     Nominees for reelection and other current directors are listed below. Also shown for each nominee and each other current director is his principal occupation for the last five or more years, age and length of service as a director of the Corporation.

DIRECTOR NOMINEES FOR TERMS ENDING IN 2007

     James C. Fabiano (age 60) has been a director of Isabella Bank and Trust since 1979 and of the Corporation since 1988. Mr. Fabiano is President and CEO of Fabiano Brothers, Inc.

     David W. Hole (age 66) has been a director of Isabella Bank and Trust since 1982. He has served on the board of the Corporation since 1988. He currently is a director of IBT Loan Production and Financial Group Information Services. He retired as President and CEO of Isabella Bank and Trust and the Corporation on December 30, 2001.

     Dale Weburg (age 60) has been a director of Farmers State Bank since 1987. He has served on the board of the Corporation since 2000. Mr. Weburg is President of Weburg Farms.

CURRENT DIRECTORS WITH TERMS ENDING IN 2005

     Richard J. Barz (age 55) was appointed director of the Corporation in 2002. He has been a director of Isabella Bank and Trust since 2000. Mr. Barz also serves on the Board of Farmers State Bank, IBT Loan Production, IBT Title, and Financial Group Information Services. Mr. Barz has been President and CEO of Isabella Bank and Trust since December 30, 2001. Prior to his appointment as President and CEO he served as Executive Vice President of Isabella Bank and Trust.

     Gerald D. Cassel (age 69) has been a director of Isabella Bank and Trust since 1980 and the Corporation since 1988. He also serves as a director of IBT Loan Production. Mr. Cassel is presently the Board of Directors Chairman for Isabella Bank and Trust. Mr. Cassel is a Certified Public Accountant.

     Ronald E. Schumacher (age 67) has been a director of Isabella Bank and Trust since 1984, and the Corporation since 1988. Mr. Schumacher is the President of A. Schumacher Sons, a grain and beef farm operation.

     Herbert C. Wybenga (age 68) has been a director of Farmers State Bank since 1990. Mr. Wybenga has been a director of the Corporation since 2000. He is currently Board of Directors Chairman for Farmers State Bank. He retired as President and CEO of Farmers State Bank on December 31, 2002.

CURRENT DIRECTORS WITH TERMS ENDING IN 2006

     Frederick L. Bradford (age 69) has been a director of Isabella Bank and Trust since 1974 and the Corporation since 1988. Dr. Bradford is a dentist.

     William J. Strickler (age 63) was appointed director of the Corporation in 2002. He has been a director of Isabella Bank and Trust since 1995. Mr. Strickler is President of Michiwest Energy, a oil and gas producer.

     W. Joseph Manifold (age 52) was appointed to IBT Bancorp's Board of Directors in July 2003. Mr. Manifold also serves as a director of IBT Title, Inc. Mr. Manifold is a Certified Public Accountant and Controller of Federal Broach & Machine Company, a manufacturing company.

     Dennis P. Angner (age 48) has been a director of the Corporation since 2000. He also serves as an ex-officio member of all of the Corporation's subsidiary Boards of Directors. Mr. Angner has been President and CEO of the Corporation since December 30, 2001. Prior to his appointment as President and CEO, he served as Executive Vice President of the Corporation.

     Each of the directors has been engaged in their stated professions for more than five years. The principal occupation of Dennis P. Angner is with the Corporation, and has been employed by Isabella Bank and Trust and or the Corporation since 1984. Other executive officers of the Corporation include:
Richard J. Barz, President of Isabella Bank and Trust, has been employed by the Bank since 1972; Tim Miller (age 52), President of Farmers State Bank of Breckenridge, has been employed by the bank since 1985; Mary Ann Breuer (age
64), Senior Vice President and Cashier of Isabella Bank and Trust, has been employed by the Bank since 1959. All officers of the Corporation serve at the pleasure of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors of the Corporation met 13 times during 2003. All incumbent directors attended 75% or more of the meetings held in 2003. The Board of Directors has an Audit Committee and a Nominating Committee. The entire Board of Directors serves as the compensation committee.

     The Audit Committee is composed of independent directors who meet the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the year, is set forth in the "Report of the Audit Committee" included elsewhere in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors and is included as Appendix A. In accordance with the provisions of the Sarbanes -- Oxley Act of 2002, Directors Cassel and Manifold meet the requirements of Audit Committee Financial Expert and have been so designated by the Board of Director.

     The Corporation has a standing Nominating Committee consisting of independent directors who meet the requirements for independence as defined in Rule 4200(a)(15) of the National Association of Security Dealer's listing standards. The Committee consists of directors Cassel, Schumacher, and Strickler. The Nominating Committee held 6 meetings in 2003, and all directors attended 75% or more of the meetings in 2003. The Nominating Committee is presently developing a written charter but has not yet finalized the charter. The Nominating Committee is responsible for evaluating and recommending individuals for nomination to the Board of Directors for approval. In making its selections and recommendations, the Nominating Committee considers a variety of factors, which generally include the candidate's personal and professional integrity, independence, business judgment, and communication skills.

     The Nominating Committee will consider as potential nominees, persons recommended by shareholders. Recommendations should be submitted in writing to the Secretary of the Corporation, 200 East Broadway, Mount Pleasant, Michigan 48858 and include the shareholder's name, address and number of shares of the Corporation owned by the shareholder. The recommendation should also include the name, age, address and qualifications of the recommended candidate for nomination. Recommendations for the 2005 Annual Meeting of Shareholders should be delivered no later than November 30, 2004. The Nominating Committee does not evaluate potential nominees for director differently based on whether they are recommended to the Nominating Committee by a shareholder.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Corporation's financial reporting process on behalf of the Board of Directors. The Committee consists of directors Cassel, Schumacher, Manifold, and Weburg.

     The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services to be performed during 2004 or thereafter for the Corporation by its independent auditors or any other auditing or accounting firm, except as noted below. The Audit Committee has established general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and reviews the guidelines with the Board of Directors.

     Management has the primary responsibility for the consolidated financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with auditing standards generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed with the Committee under SAS 61, as may be modified or supplemented. In addition, the Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence.

     The Committee discussed with the Corporation's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting process. The Committee held six meetings during 2003, and all directors attended 75% or more of the meetings held in 2003.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the reappointment of the Corporation's independent auditors.

                                          Respectfully submitted,

                                          Gerald D. Cassel, Chairman
                                          Ronald E. Schumacher
                                          W. Joseph Manifold
                                          Dale D. Weburg

EXECUTIVE OFFICERS

     Executive Officers of the Corporation are compensated in accordance with their employment with the applicable entity. The executive officers of the Corporation whose annual compensation exceeded $100,000 for the periods indicated are as follows:

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL
                                                        COMPENSATION
                                                      ----------------      ALL OTHER
NAME AND PRINCIPAL POSITION                           YEAR   SALARY(1)   COMPENSATION(2)
---------------------------                           ----   ---------   ---------------
Dennis P. Angner, ..................................  2003   $218,090        $ 8,390
  President and CEO of IBT Bancorp                    2002    204,605         12,607
                                                      2001    117,600          5,843
Richard J. Barz, ...................................  2003   $216,340        $ 8,993
  Senior Vice President of IBT Bancorp and            2002    200,980         13,735
  President and CEO of Isabella Bank and Trust        2001    121,000          5,916
Tim Miller, ........................................  2003   $128,396        $ 1,770
  Vice President of IBT Bancorp and
  President and CEO of Farmers State Bank(3)

---------------

(1) Includes compensation voluntarily deferred under the Corporation's 401(k) and Non-qualified Deferred Salary Agreement and Board of Directors fees, paid in cash or deferred under the Non-qualified Deferred Directors Compensation Plan.

(2) The amounts shown represent contributions by the Corporation under its Employee Stock Ownership Plan (ESOP), in which substantially all employees participate and expenses related to a nonqualified supplemental Executive Retirement Plan (ERP). The amounts contributed are as follows:

                                                              YEAR    ESOP     ERP
                                                              ----   ------   ------
Dennis P. Angner............................................  2003   $3,006   $5,384
                                                              2002    4,262    8,345
                                                              2001    2,383    3,460
Richard J. Barz.............................................  2003   $2,982   $6,011
                                                              2002    4,353    9,382
                                                              2001    2,456    3,460
Tim Miller..................................................  2003   $1,770       --

(3) Mr. Miller was appointed President of Farmers State Bank of Breckenridge on January 1, 2003.

     The Corporation believes it generally maintains a conservative level of perquisites and personal benefits. The dollar value of perquisites and personal benefits provided to the named executive officer does not exceed 10% of his annual compensation.

                        REPORT ON EXECUTIVE COMPENSATION

     Dennis Angner serves as President and Chief Executive Officer of the Corporation. With the exception of Dennis Angner, services performed by other executive officers of the Corporation are incidental to their primary services as officers and employees of a subsidiary Bank, and they receive no compensation directly from the Corporation. The compensation for the President of each Bank subsidiary is reviewed and approved by the Corporation's Board of Directors based on recommendations from each Bank's Board of Directors.

     The entire Board of Directors of the Corporation serves as a compensation committee with Angner and Barz excused from the meetings where decisions with respect to their own compensation are made. The Board of Directors has the responsibility for establishing all formal employee benefit plans offered to subsidiary employees.

     The Board's approach to determining the annual salary of executive officers is to offer competitive salaries in comparison with other comparable financial institutions. The Board utilizes regional and national compensation surveys which provide salary ranges for banks of similar size. Based on these surveys, the Board establishes salary ranges for all job classifications. In setting salaries, the Corporation and the Banks seek to assure relative fairness in the compensation of officers and to recognize the value of their contribution to the Corporation's overall success. Specific factors used to decide where an executive officer salary should be within the established range include the historical financial performance, financial performance outlook, years of service, and job performance. The salary paid to Dennis P. Angner, President and Chief Executive Officer of the Corporation, was in the 25th to 50th percentile in 2003. The Board's primary consideration in where Angner's salary fits within the defined range was based on a discretionary evaluation of his personal performance and years of service as President and CEO, and the Corporation exceeding its financial performance goals.

              Respectfully submitted,

Dennis P. Angner                           W. Joseph Manifold
Richard J. Barz                            Ronald E. Schumacher
Frederick L. Bradford                      William J. Strickler
Gerald D. Cassel                           Dale D. Weburg
James C. Fabiano                           Herbert C. Wybenga
David W. Hole

THE DEFINED BENEFIT PENSION PLAN

     The Corporation sponsors a defined benefit pension plan. This plan was originally adopted in 1973 and was substantially revised in 1989. Only employees who have attained the age of 21 and who have worked more than 1,000 hours in the current plan year are eligible to participate.

     Annual contributions are made to the plan as required by accepted actuarial principles, applicable federal tax law, and expenses of operating and maintaining the plan. The amount of contributions on behalf of any one participant cannot be separately or individually computed.

     Pension plan benefits are based on an average of a participant's five highest years of compensation. A participant may earn a benefit for up to 35 years of accredited service. Earned benefits are 100 percent vested after five years of service. Benefit payments normally start when a participant reaches age
65. A participant with more than five years of service may elect to take early retirement benefits anytime after reaching age 55. Benefits payable under early retirement are reduced actuarially for each month prior to age 65 in which benefits begin.

     The following table indicates estimated annual benefits payable upon normal retirement for various compensation levels and years of service. Additional benefits may be earned due to integration of social security benefits. The amounts that may be earned are undeterminable until retirement.

 FIVE YEAR
  AVERAGE          YEARS OF ACCREDITED SERVICE
 OF HIGHEST    ------------------------------------
COMPENSATION     5        15        25        35
------------   ------   -------   -------   -------
  $ 20,000     $  900   $ 2,700   $ 4,500   $ 6,300
    50,000      2,250     6,750    11,250    15,750
    75,000      3,375    10,125    16,875    23,625
   100,000      4,500    13,500    22,500    31,500
   125,000      5,625    16,875    28,125    39,375
   150,000      6,750    20,250    33,750    47,750
   200,000      7,875    23,625    39,375    56,125

     The amounts calculated under the plan's benefit formula assume a monthly payment for life. A married participant will generally receive an actuarially reduced monthly payment because the participant's surviving spouse will also receive monthly payments for life after the participant's death. As of December 31, 2003, Richard J. Barz had 31 years, Dennis P. Angner had 20 years, and Tim Miller had three years of credited service under the plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The entire Board of Directors serves as a Compensation Committee. Director Angner was President and CEO of the Corporation and Director Barz was President and CEO of Isabella Bank and Trust. Director Barz did not participated in any of the procedures which pertain to executive officers compensation and was excused from the meetings at such times. Director Angner participated in deliberations concerning compensation of other executive officers, however, was excused from the meeting at which his compensation was set.

REMUNERATION OF DIRECTORS

     The Corporation paid $750 per board meeting to its directors during 2003 and $200 per committee meeting attended. Directors of Isabella Bank and Trust are paid $700 per board meeting and $200 per committee meeting they attend. Farmers State Bank paid a retainer of $2,000, $425 per board meeting, and $125 per committee meeting they attended (provided the committee meeting was on a non-board meeting day). Directors who are officers of a subsidiary are not paid for attendance at committee meetings.

     The Corporation sponsors a deferred compensation plan for directors (the Directors' Plan). The Directors' Plan was adopted in 1984 and was substantially revised in 1989 and 1996. Under the Directors'

Plan, deferred directors' fees are converted on a quarterly basis into stock units of the Corporation's common stock. The fees are converted based on the purchase price for a share of the Corporation's common stock under the Corporation's Dividend Reinvestment Plan.

     Pursuant to the terms of the Directors' Plan, directors of the Corporation and its subsidiaries are required to defer at least 25% of their earned board fees. The amount deferred under the terms of the Directors' Plan in 2003 was $336,000, resulting in 14,127 stock units being credited to participants' accounts. As of December 31, 2003, there were 123,688 stock units credited to participants' accounts. Stock units credited to a participant's account are eligible for cash and stock dividends as payable. All amounts deferred are unsecured claims against the Corporation's general assets. The net cost of this benefit to the Corporation was $82,000 in 2003.

     Distribution from the Directors' Plan occurs when the participant terminates service with the Bank and/or attains age 65. Distributions may take the form of shares of Corporation common stock equal to the number of stock units credited to the participant's account, cash equal to the value of the stock units on the date of distribution, or a combination of stock and cash. Any Corporation common stock issued under the Directors' Plan will be considered restricted stock under the Securities Act of 1933, as amended.

INDEBTEDNESS OF AND TRANSACTIONS WITH MANAGEMENT

     Certain directors and officers of the Corporation and members of their families were loan customers of the subsidiary Banks, or have been directors or officers of corporations, or partners of partnerships which have had transactions with the subsidiary Banks. In management's opinion, all such transactions are made in the ordinary course of business and are substantially on the same terms, including collateral and interest rates, as those prevailing at the same time for comparable transactions with other customers. These transactions do not involve more then normal risk of collectibility or present other unfavorable features. Total loans to these customers were $8,414,000 as of December 31, 2003.

                               STOCK PERFORMANCE

     The graph on the following page compares the cumulative total shareholder return on Corporation common stock for the last five years with the cumulative total return on (1) the NASDAQ Stock Market Index, which is comprised of all United States common shares traded on the NASDAQ and (2) the NASDAQ Bank Stock Index, which is comprised of bank and bank holding company common shares traded on the NASDAQ over the same period. The graph assumes the value of an investment in the Corporation and each index was $100 at January 1, 1999 and all dividends are reinvested.

                               STOCK PERFORMANCE
                             FIVE-YEAR TOTAL RETURN

                                  [LINE GRAPH]

     The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                       COMPARISON OF FIVE YEAR CUMULATIVE
                    AMONG IBT BANCORP, NASDAQ STOCK MARKET,
                             AND NASDAQ BANK STOCKS

                                                             NASDAQ
YEAR                IBT BANCORP           NASDAQ             BANKS
----                -----------           ------             ------
01/01/99               100.0              100.0              100.0
12/31/99               119.1              186.1               94.1
12/31/00               133.4              110.9              115.2
12/31/01               149.4               94.7              129.6
12/31/02               177.4               65.1              127.5
12/31/03               204.2               98.2              167.2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 2004 as to the common stock of the Corporation owned of record or beneficially by any person who is known to the Corporation to be the beneficial owner of more than 5% of the common stock of the Corporation.

                                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                --------------------------------------------------------
                                                 SOLE VOTING                               PERCENTAGE OF
                                                AND INVESTMENT      SHARED VOTING AND      COMMON STOCK
NAME AND ADDRESS OF OWNER                           POWERS          INVESTMENT POWERS       OUTSTANDING
-------------------------                       --------------   -----------------------   -------------
James J. McGuirk..............................     272,876                  --                 5.63%
P.O. Box 222
Mt. Pleasant, MI

     The following table sets forth certain information as of March 1, 2004 as to the common stock of the Corporation owned beneficially by each director, by each named executive officer, and by all directors and executive officers of the Corporation as a group.

                                                       AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                                --------------------------------------------------------
                                                 SOLE VOTING                               PERCENTAGE OF
                                                AND INVESTMENT      SHARED VOTING AND      COMMON STOCK
NAME OF OWNER                                       POWERS          INVESTMENT POWERS       OUTSTANDING
-------------                                   --------------   -----------------------   -------------
Dennis P. Angner*.............................       9,146                   79                0.19%
Richard J. Barz*..............................      10,610                   --                0.22%
Frederick L. Bradford.........................      77,834                   --                1.61%
Gerald D. Cassel*.............................       8,213                   --                0.17%
James C. Fabiano..............................     196,731                   --                4.06%
David W. Hole.................................      18,512                   --                0.38%
W. Joseph Manifold............................          --                   --                  --
Tim Miller....................................         996                   --                0.02%
Ronald E. Schumacher..........................          --               19,634                0.41%
William J. Strickler..........................      61,785                   --                1.28%
Dale D. Weburg................................      48,129                   --                0.99%
Herbert C. Wybenga............................          --                5,241                0.11%
All Directors and Executive Officers as a
  Group.......................................     418,572               47,737                9.41%

---------------

* Trustees of the ESOP who vote ESOP stock.

AS TO OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING

     Management of the Corporation does not intend to bring any other business before the meeting for action. However, if any other business should be presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such business.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Audit Committee and Board of Directors have reappointed Rehmann Robson, P.C. as independent auditors of the Corporation for the year ending December 31, 2004.

     A representative of Rehmann Robson, P.C., is expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions from shareholders and to make any comments they believe appropriate.

FEES FOR PROFESSIONAL SERVICES PROVIDED BY REHMANN ROBSON P.C.

     The following table shows the aggregate fees billed by Rehmann Robson P.C. for audit and other services provided to the Corporation for 2003 and 2002.

                                                                2003       2002
                                                              --------   --------
Audit Fees..................................................  $ 65,100   $ 63,960
Audit Related Fees..........................................    18,500     14,000
Tax Fees....................................................    31,320     27,660
Other Professional Services Fees............................    51,510     57,610
                                                              --------   --------
  Total.....................................................  $166,430   $163,230
                                                              ========   ========

     The audit fees were for providing the audit of the Corporation's consolidated annual financial statements, review of financial statements included in the Corporation's Forms 10-Q, and services that are normally provided by Rehmann Robson P.C. in connection with statutory and regulatory filings or engagements.

     The audit related fees were for professional services provided in conjunction with expanded loan review and various SEC matters.

     The tax fees were for the preparation of the Corporation and its subsidiaries state and federal tax returns and for consultation with the Corporation on various tax matters.

     Other professional service fees were for, information security review, Federal Home Loan Bank required procedures, strategic planning facilitation, and out of pocket costs. The Audit Committee has considered whether the services provided by Rehmann Robson P.C., other than the audit fees, is compatible with maintaining Rehmann Robson P.C. independence and believes that the other services provided are compatible.

PRE-APPROVAL POLICIES AND PROCEDURES

     All audit and non-audit services to be performed by Rehmann Robson P.C. must be approved in advance by the Audit Committee. As permitted by the SEC's rules, the Audit Committee has authorized its Chairman to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reported to the full Audit Committee at its next meeting.

     As early as practicable in each calendar year, the independent auditor provides to the Audit Committee a schedule of the audit and other services that the independent auditor expects to provide or may provide during the next twelve months. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the next twelve months.

     A schedule of additional services proposed to be provided by the independent auditor, or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

     Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. Out of the services characterized above as Audit-Related, Tax and Professional Services, none were billed pursuant to these provisions in 2003 without pre-approval. Pre-approval requirements under applicable rules and regulations were not in place during 2002.

                             SHAREHOLDER PROPOSALS

     Any proposals which shareholders of the Corporation intend to present at the next annual meeting of the Corporation must be received before November 30, 2004 to be considered for inclusion in the Corporation's proxy statement and proxy form for that meeting. Proposals should be made in accordance with Securities and Exchange Commission Rule 14a-8.

                         COMMUNICATIONS WITH THE BOARD

     Shareholders may communicate with the Corporation's Board of Directors by sending written communications to the Corporation's Secretary, IBT Bancorp, Inc., 200 East Broadway, Mount Pleasant, Michigan 48858. Communications will be forwarded to the Board of Directors or the appropriate committee, as soon as practicable.

          DIRECTORS' ATTENDANCE AT THE ANNUAL MEETING OF SHAREHOLDERS

     The Corporation's directors are encouraged to attend the annual meeting of shareholders. At the 2003 annual meeting, all directors were in attendance.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and certain officers and persons who own more than ten percent of the Corporation's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Corporation's common stock. These officers, directors, and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of these reports.

     To the Corporation's knowledge, based solely on review of the copies of such reports furnished to the Corporation, during the year ended December 31, 2003 all Section 16(a) filing requirements were satisfied, with respect to the applicable officers, directors, and greater than 10 percent beneficial owners.

                                 OTHER MATTERS

     The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation may solicit proxies by telephone or in person, without compensation other than their regular compensation.

                                          By order of the Board of Directors

                                          Mary Ann Breuer, Secretary

                                                                      APPENDIX A

                            (IBT BANCORP, INC. LOGO)

                                 CHARTER OF THE
                             AUDIT COMMITTEE OF THE
                             BOARD OF DIRECTORS OF
                               IBT BANCORP, INC.

I.  ORGANIZATION

     The members of the Audit Committee are appointed annually by the Board of Directors (the "Board") of IBT Bancorp, Inc. (the "Corporation") from among the Corporation's directors. The members shall serve until their successors are duly elected and qualified by the Board. The Board determines the number of members on the Audit Committee from time to time, but the number will not be less than the minimum number prescribed by applicable law or the Corporation's Bylaws. In no event will such number of members be less than five (5). Audit Committee members must fully satisfy independence and experience requirements as prescribed by Rule 4200(a) (15) of the National Association of Securities Dealers' listing standards, Section 10A of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission ("SEC"), and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and applicable rules and regulations there under. At least one member of the Audit Committee shall be a "financial expert" as defined by the rules of the SEC, and all members of the Audit Committee shall have a strong level of accounting or financial acumen and shall be able to read and understand fundamental financial statements at the time of their appointment to the Audit Committee. No member of the Audit Committee may be an "affiliated person" of the Corporation or any of its subsidiaries (as defined in the federal securities laws).

     Director's fees are the only compensation that an Audit Committee member may receive directly or indirectly from or on behalf of the Corporation.

     The Board will appoint one of the members of the Audit Committee to serve as Audit Committee Chair. The Audit Committee may also appoint a Secretary, who need not be a director.

     The Audit Committee has the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Audit Committee shall also have the authority, to the extent it deems necessary or appropriate, to ask the Corporation to provide the Audit Committee with the support of one or more Corporation employees to assist it in carrying out its duties. The Corporation shall provide for appropriate funding, as determined solely by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any other advisors employed by the Audit Committee, and for the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel, independent auditors or other advisors to attend a meeting of the Audit Committee or to meet with any members of, or consultant to, the Audit Committee.

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, outside auditors, government agencies, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the senior management of the Corporation.

II.  STATEMENT OF POLICY AND PURPOSE OF THE AUDIT COMMITTEE

     The Audit Committee shall provide assistance to the Board by monitoring:

          1) the integrity of the financial statements of the Corporation;

          2) the independent auditors' qualifications and independence;

          3) the performance of the Corporation's and its subsidiaries' internal audit function and independent auditors;

          4) the Corporation's system of internal controls;

          5) the Corporation's financial reporting and system of disclosure controls; and

          6) the compliance by the Corporation with legal and regulatory requirements and with the Corporation's Code of Business Conduct and Ethics.

     The Audit Committee shall prepare the Audit Committee report required by the rules of the SEC to be included in the Corporation's annual proxy statement.

     The Audit Committee's job is one of oversight as set forth in this charter. It is not the duty of the Audit Committee to prepare the Corporation's financial statements, to plan or conduct audits, or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP"). The Corporation's management is responsible for preparing the Corporation's financial statements and for maintaining internal controls, and the independent auditors are responsible for auditing the financial statements. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Corporation's Code of Business Conduct and Ethics.

III.  RESPONSIBILITIES OF THE AUDIT COMMITTEE

A. CHARTER REVIEW

     1. Review and reassess the adequacy of this charter at least annually and recommend to the Board any proposed changes to this charter; and

     2. Publicly disclose the charter and any such amendments at the times and in the manner as required by the SEC and/or any other regulatory body having authority over the Corporation.

B. FINANCIAL REPORTING/INTERNAL CONTROLS

     1. Review and discuss with the internal auditors and the independent auditors their respective annual audit plans, reports and the results of their respective audits;

     2. Review and discuss with management and the independent auditors the Corporation's quarterly financial statements and its Form 10-Q (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management's discussion and analysis, the results of the independent auditors' reviews of the quarterly financial statements, and determine whether the quarterly financial statements should be included in the Corporation's Form 10-Q;

     3. Review and discuss with management and the independent auditors the Corporation's annual audited financial statements and its Form 10-K (prior to filing the same as required by the Exchange Act), including disclosures made in the section regarding management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K;

     4. Review and discuss with management, and where appropriate, the independent auditors, the Corporation's financial disclosures in its registration statements, press releases, earnings releases, current reports, real time disclosures, or other public disclosures before the same are filed, posted, disseminated or released, including the use of "pro forma" or "adjusted" non-GAAP information, all reconciliations of the same, and any earnings guidance, as well as all financial information provided to rating agencies and/or securities analysts including presentations at industry, investor or other conferences;

     5. Review and discuss with the Corporation's Chief Executive Officer and Chief Financial Officer all matters such officers are required to certify in connection with the Corporation's Form 10-Q and 10-K or other filings or reports;

     6. Discuss with management and the independent auditors, significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, the development, selection and disclosure of critical accounting estimates and principles and the use thereof, and analyses of the effect of alternative assumptions, estimates, principles or generally accepted accounting principles ("GAAP") methods on the Corporation's financial statements;

     7. Discuss with management and the independent auditors the effect of regulatory and accounting initiatives and off-balance sheet transactions on the corporation's financial statements, conditions or results and any necessary disclosures related thereto;

     8. Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies;

     9. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61;

     10. Confirm that the Corporation's independent auditors report to the Audit Committee all of the Corporation's critical accounting policies and procedures and alternative accounting treatments of financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors;

     11. Confirm that the Corporation's independent auditors share with the Audit Committee all material written communication between the auditors and management;

     12. Discuss with the Corporation's independent auditors, internal auditors, and management their assessments of the adequacy of the Corporation's internal controls and disclosure controls and procedures;

     13. Assess whether management is resolving any internal control weaknesses diligently;

     14. Discuss with the Corporation's independent auditors, internal auditors and management as appropriate the Corporation's FDICIA internal controls report and the attestation of the Corporation's independent auditors to the same;

     15. Discuss with the Corporation's independent auditors, internal auditors and management as appropriate any weaknesses or deficiencies that any of the foregoing have identified relating to financial reporting, internal controls or other related matters and their proposals for rectifying such weaknesses or deficiencies;

     16. Monitor the Corporation's progress in promptly addressing and correcting any and all identified weaknesses or deficiencies in financial reporting, internal controls or related matters;

     17. Receive periodic reports from the independent auditors and appropriate officers of the Corporation on significant accounting or reporting developments proposed by the Financial Accounting Standards Board or the SEC that may impact the Corporation; and

     18. Receive periodic reports from independent auditors and appropriate officers of the Corporation on significant financial reporting, internal controls or other related matters of the Corporation's subsidiaries.

C. INDEPENDENT AUDITORS

     1. Review and oversee the work of the independent auditors (including resolution of disagreements between management and the auditors regarding financial reporting);

     2. Evaluate the selection and retention of the outside auditors and recommend to the Board of Directors the outside auditors to be selected to audit the financial statements of the Corporation and its subsidiaries. The outside auditor is ultimately responsible to the Board of Directors and the Audit Committee, as representatives of the shareholders. In connection with this duty, the Committee shall receive on an annual basis a written statement from the outside auditor detailing all relationships between the outside auditor and the Corporation;

     3. Review the experience, rotation and qualifications of the senior members of the independent auditors' team;

     4. Monitor the independence, qualifications and performance of the independent auditors including, but not limited to, consideration of whether the provision of any non-audit services is compatible with maintaining the auditors' independence, and taking into account the opinions of management and the internal auditors;

     5. Meet with the independent auditors prior to each annual audit to discuss the planning and staffing of the audit;

     6. Pre-approve all auditing services and permitted non-audit services to be performed for the Corporation by the independent auditors or any other auditing or accounting firm, except as provided in this paragraph. In no event shall the independent auditors perform any non-audit services for the Corporation which are prohibited by Section 10A(g) of the Exchange Act or the rules of the SEC or the Public Company Accounting Oversight Board (or other similar body as may be established from time to time). The Audit Committee shall establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and shall review such guidelines with the Board. Pre-approval may be granted by action of the full Audit Committee or, in the absence of such Audit Committee action, by the Audit Committee Chair whose action shall be considered to be that of the entire Audit Committee. Pre-approval shall not be required for the provision of non-audit services if (i) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by the Corporation to the auditors during the fiscal year in which the non-audit services are provided, (ii) such services were not recognized by the Corporation at the time of engagement to be non-audit services, and (iii) such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit. Approval of a non-audit service to be performed by the auditors and, if applicable, the guidelines pursuant to which such services were approved, shall be disclosed when required as promptly as practicable in the Corporation's quarterly or annual reports required by Section 13(a) of the Exchange Act;

     7. Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years and considering whether, in order to assure continuing auditor independence, it is appropriate to rotate the auditing firm itself from time to time;

     8. Recommend to the Board, policies for the Corporation's hiring of employees or former employees of the independent auditors who participated in any capacity in an audit of the Corporation, including in particular the prohibition on employment under Section 10A (1) of the Exchange Act as chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Corporation, during the preceding one-year period; and

     9. Ensure that the independent auditors have access to all necessary Corporation personnel, records or other resources.

D. INTERNAL AUDIT FUNCTION

     1. Review and oversee the appointment, performance and replacement of the senior internal audit executive;

     2. Review and approve any plan to outsource the internal audit function and if so approved, review and oversee the appointment, performance and replacement of the auditors.

     3. Review the internal audit plan and assess whether it is consistent with the Corporation's needs;

     4. To the extent applicable, review the significant reports to management prepared by the internal auditing department and management's responses;

     5. Review and discuss with the internal auditors the results of their work (including their audit report) as well as their control risk assessment;

     6. Discuss with the independent auditors and approve the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit; and

     7. Ensure that the internal auditors have access to all necessary Corporation resources.

E. COMPLIANCE OVERSIGHT

     1. Discuss with management and the internal auditors the Corporation's processes regarding compliance with applicable laws and regulations and with the Corporation's Code of Business Conduct and Ethics, obtain information from management, the Corporation's senior internal auditing executive and the independent auditors regarding compliance by the Corporation and its subsidiary/affiliated entities with applicable legal requirements and the Corporation's Code of Business Conduct and Ethics and from time to time advise the Board with respect to the same. Obtain from the independent auditors any reports required to be furnished to the Audit Committee under Section 10A of the Exchange Act or an assurance that Section 10A of the Exchange Act has not been implicated;

     2. Review procedures designed to identify related party transactions that are material to the financial statements or otherwise require disclosure;

     3. Establish procedures and require the Corporation to obtain or provide the necessary resources and mechanisms for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

     4. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Corporation's financial statements or accounting policies or compliance with the Corporation's Code of Business Conduct and Ethics; and

     5. Discuss with the Corporation's general counsel legal matters that may have a material impact on the financial statements and that may have an impact on the Corporation's compliance policies.

F. GENERAL

     1. Meet as often as the Audit Committee or the Audit Committee Chair determines, but not less frequently than quarterly;

     2. On a regular basis, as appropriate, meet separately with management (especially the Chief Financial Officer), the internal auditors, and with the independent auditors;

     3. Report to the Board on the Audit Committee's activities at each Board meeting;

     4. Maintain minutes or other records of the Audit Committee's meetings and activities;

     5. Review and assess the quality and clarity of the information provided to the Audit Committee and make recommendations to management, and the independent auditors as the Audit Committee deems appropriate from time to time for improving such materials;

     6. Form and delegate authority to subcommittees or members when appropriate;

     7. Prepare the Audit Committee report to be included in the Corporation's proxy statement when and as required by the rules of the SEC; and

     8. Annually review the performance of the Audit Committee.

     In performing their duties and responsibilities, Audit Committee members are entitled to rely in good faith on information, opinions, reports or statements prepared or presented by:

     - One or more officers or employees of the Corporation whom the Audit Committee member reasonably believes to be reliable and competent in the matters presented;

     - Counsel, independent auditors, or other persons as to matters which the Audit Committee member reasonably believes to be within the professional or expert competence of such person; or

     - Another committee of the Board as to matters within its designated authority which committee the Audit Committee member reasonably believes to merit confidence.

Approved by Audit Committee: October 27, 2003
Approved by Board of Directors: November 25, 2003
Last reviewed: November 25, 2003

                               IBT BANCORP, INC.

                          FINANCIAL INFORMATION INDEX

PAGE              DESCRIPTION
----              ------------------------------------------------------------
20                Summary of Selected Financial Data
21                Report of Independent Auditors
22 - 26           Consolidated Financial Statements
27 - 48           Notes to Consolidated Financial Statements
49 - 62           IBT Bancorp Financial Review
63                Common Stock and Dividend Information

                     SUMMARY OF SELECTED FINANCIAL DATA(1)

                                            2003       2002       2001       2000       1999
                                          --------   --------   --------   --------   --------
                                              (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
  Total interest income.................  $ 35,978   $ 38,161   $ 40,798   $ 38,754   $ 35,445
  Net interest income...................    23,528     22,905     21,538     20,352     19,224
  Provision for loan losses.............     1,455      1,025        770        565        509
  Net income............................     7,205      6,925      6,066      5,431      5,244
BALANCE SHEET DATA
  End of year assets....................  $664,079   $652,717   $592,143   $540,897   $503,596
  Daily average assets..................   659,323    623,507    566,547    516,145    493,606
  Daily average deposits................   563,600    549,970    494,847    452,664    441,566
  Daily average loans/net...............   399,008    390,613    399,239    380,392    332,083
  Daily average equity..................    65,770     59,540     54,787     50,506     45,482
PER SHARE DATA(2)
  Net income............................  $   1.50   $   1.46   $   1.29   $   1.16   $   1.14
  Cash dividends........................      0.60       0.55       0.50       0.45       0.41
  Book value (at year end)..............     14.23      13.30      12.09      11.08      10.12
FINANCIAL RATIOS
  Shareholders' equity to assets........     10.38%      9.71%      9.60%      9.60%      9.35%
  Net income to average equity..........     10.95      11.63      11.07      10.75      11.53
  Cash dividend payout to net income....     39.99      37.33      38.36      38.30      36.80
  Net income to average assets..........      1.09       1.11       1.07       1.05       1.06

                                         2003                                2002
                           ---------------------------------   ---------------------------------
                            4TH      3RD      2ND      1ST      4TH      3RD      2ND      1ST
                           ------   ------   ------   ------   ------   ------   ------   ------
Quarterly Operating
  Results:
  Total interest
     income..............  $8,560   $9,035   $9,119   $9,264   $9,530   $9,731   $9,433   $9,467
  Interest expense.......   2,819    3,070    3,238    3,323    3,581    3,754    3,850    4,071
  Net interest income....   5,741    5,965    5,881    5,941    5,949    5,977    5,583    5,396
  Provision for loan
     losses..............     688      222      333      212      487      188      162      188
  Noninterest income.....   1,927    2,891    2,973    2,954    2,750    2,213    1,572    1,568
  Noninterest expenses...   5,819    5,809    5,879    6,071    6,279    5,227    4,648    4,618
  Net income.............   1,222    2,085    1,956    1,942    1,499    2,063    1,749    1,614
Per Share of Common
  Stock:(2)
  Net income.............  $ 0.25   $ 0.43   $ 0.41   $ 0.41   $ 0.32   $ 0.43   $ 0.37   $ 0.34
  Cash dividends.........    0.30     0.10     0.10     0.10     0.28     0.09     0.09     0.09
  Book value.............   14.23    14.21    14.15    13.69    13.30    13.51    12.75    12.28

---------------

(1) 2000 and 1999 were restated for the merger in August 2000 with FSB Bancorp, which was accounted for as a pooling of interests.

(2) Retroactively restated for the 10% stock dividend paid on February 19, 2004.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
IBT Bancorp, Inc.
Mt. Pleasant, Michigan

     We have audited the accompanying consolidated balance sheets of IBT Bancorp, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of changes in shareholders' equity, income, comprehensive income, and cash flows for each of the years in the three year period ended December 31, 2003. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IBT Bancorp, Inc. as of December 31, 2003 and 2002, and the consolidated results of their operations and their cash flows for each of the years in the three year period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

                                          Rehmann Robson P.C.

Saginaw, Michigan
January 30, 2004

                          CONSOLIDATED BALANCE SHEETS

                                                                    DECEMBER 31
                                                              -----------------------
                                                                 2003         2002
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
                                       ASSETS
Cash and cash equivalents...................................   $ 25,918     $ 28,587
Federal funds sold..........................................      5,300       25,850
                                                               --------     --------
       CASH AND CASH EQUIVALENTS............................     31,218       54,437
Investment securities
  Securities available for sale (amortized cost of $166,730
     in 2003 and $153,499 in 2002)..........................    169,832      157,909
  Securities held to maturity (fair value of $1,349 in 2003
     and $1,803 in 2002)....................................      1,312        1,736
                                                               --------     --------
       TOTAL INVESTMENT SECURITIES..........................    171,144      159,645
Mortgage Loans available for sale...........................      4,315       13,392
Loans
  Agricultural..............................................     50,548       53,223
  Commercial................................................    149,931      143,957
  Residential real estate mortgage..........................    157,598      139,386
  Installment...............................................     63,782       54,522
                                                               --------     --------
       TOTAL LOANS..........................................    421,859      391,088
  Less allowance for loan losses............................      6,204        5,593
                                                               --------     --------
       NET LOANS............................................    415,655      385,495
Premises and equipment......................................     15,785       14,470
Bank-owned life insurance...................................     10,029        9,810
Accrued interest receivable.................................      4,534        4,897
Acquisition intangibles and goodwill, net...................      3,440        3,498
Other assets................................................      7,959        7,073
                                                               --------     --------
       TOTAL ASSETS.........................................   $664,079     $652,717
                                                               ========     ========

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
  Noninterest bearing.......................................   $ 67,760     $ 63,106
  NOW accounts..............................................    117,560      111,195
  Certificates of deposit and other savings.................    312,914      316,845
  Certificates of deposit over $100.........................     69,473       70,310
                                                               --------     --------
       TOTAL DEPOSITS.......................................    567,707      561,456
Other borrowed funds........................................     18,053       17,793
Accrued interest and other liabilities......................      9,383       10,011
                                                               --------     --------
       TOTAL LIABILITIES....................................    595,143      589,260
Shareholders' equity
  Common stock -- no par value; 10,000,000 shares
     authorized; 4,403,404 shares issued and outstanding
     (4,336,283 shares at December 31, 2002)................     47,491       45,610
Retained earnings...........................................     20,623       16,299
Accumulated other comprehensive income......................        822        1,548
                                                               --------     --------
       TOTAL SHAREHOLDERS' EQUITY...........................     68,936       63,457
                                                               --------     --------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY...........   $664,079     $652,717
                                                               ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                  YEAR ENDED DECEMBER 31
                                                           ------------------------------------
                                                              2003         2002         2001
                                                           ----------   ----------   ----------
                                                                  (DOLLARS IN THOUSANDS)
NUMBER OF SHARES OF COMMON STOCK OUTSTANDING
  Balance at beginning of year...........................   4,336,283    3,884,985    3,871,552
  10% stock dividend.....................................          --      388,758           --
  Issuance of common stock...............................      70,340       81,326       37,434
  Common stock repurchased...............................      (3,219)     (18,786)     (24,001)
                                                           ----------   ----------   ----------
     BALANCE END OF YEAR.................................   4,403,404    4,336,283    3,884,985
                                                           ==========   ==========   ==========
COMMON STOCK
  Balance at beginning of year...........................  $   45,610   $   31,017   $   30,814
  10% stock dividend.....................................          --       12,829           --
  Issuance of common stock...............................       2,008        2,383          971
  Common stock repurchased...............................        (127)        (619)        (768)
                                                           ----------   ----------   ----------
     BALANCE END OF YEAR.................................      47,491       45,610       31,017
RETAINED EARNINGS
  Balance at beginning of year...........................      16,299       24,788       21,049
  Net income.............................................       7,205        6,925        6,066
  10% stock dividend.....................................          --      (12,829)          --
  Cash dividends ($0.60 per share in 2003, $0.55 in 2002,
     and $0.50 in 2001)..................................      (2,881)      (2,585)      (2,327)
                                                           ----------   ----------   ----------
     BALANCE END OF YEAR.................................      20,623       16,299       24,788
ACCUMULATED OTHER COMPREHENSIVE INCOME
  Balance at beginning of year...........................       1,548        1,023           67
  Other comprehensive (loss) income......................        (726)         525          956
                                                           ----------   ----------   ----------
     BALANCE END OF YEAR.................................         822        1,548        1,023
                                                           ----------   ----------   ----------
     TOTAL SHAREHOLDERS' EQUITY END OF YEAR..............  $   68,936   $   63,457   $   56,828
                                                           ==========   ==========   ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                YEAR ENDED DECEMBER 31
                                                              ---------------------------
                                                               2003      2002      2001
                                                              -------   -------   -------
                                                                 (DOLLARS IN THOUSANDS
                                                                EXCEPT PER SHARE DATA)
INTEREST INCOME
  Loans, including fees.....................................  $29,193   $31,527   $35,091
  Investment securities
     Taxable................................................    4,588     4,362     3,173
     Tax exempt.............................................    2,004     1,849     1,637
  Federal funds sold and other..............................      193       423       897
                                                              -------   -------   -------
       TOTAL INTEREST INCOME................................   35,978    38,161    40,798
                                                              -------   -------   -------
INTEREST EXPENSE
  Deposits..................................................   11,610    14,578    18,678
  Borrowings................................................      840       678       582
                                                              -------   -------   -------
       TOTAL INTEREST EXPENSE...............................   12,450    15,256    19,260
                                                              -------   -------   -------
       NET INTEREST INCOME..................................   23,528    22,905    21,538
Provision for loan losses...................................    1,455     1,025       770
                                                              -------   -------   -------
       NET INTEREST INCOME AFTER PROVISION FOR LOAN
          LOSSES............................................   22,073    21,880    20,768
NONINTEREST INCOME
  Service charges and fees..................................    5,141     2,681     2,522
  Title insurance revenue...................................    2,340     2,221     1,578
  Gain on sale of mortgage loans............................    2,091     1,762     1,051
  Other.....................................................    1,173     1,439     1,047
                                                              -------   -------   -------
       TOTAL NONINTEREST INCOME.............................   10,745     8,103     6,198
NONINTEREST EXPENSES
  Compensation..............................................   13,345    11,307     9,790
  Occupancy.................................................    1,471     1,422     1,201
  Furniture and equipment...................................    2,560     2,277     2,037
  Charitable donations......................................    1,158       815       490
  Other.....................................................    5,044     4,951     5,177
                                                              -------   -------   -------
       TOTAL NONINTEREST EXPENSES...........................   23,578    20,772    18,695
                                                              -------   -------   -------
       INCOME BEFORE FEDERAL INCOME TAXES...................    9,240     9,211     8,271
Federal income taxes........................................    2,035     2,286     2,205
                                                              -------   -------   -------
       NET INCOME...........................................  $ 7,205   $ 6,925   $ 6,066
                                                              =======   =======   =======
Net income per basic share of common stock..................  $  1.50   $  1.46   $  1.29
                                                              =======   =======   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                               YEAR ENDING DECEMBER 31
                                                              --------------------------
                                                               2003      2002      2001
                                                              -------   -------   ------
                                                                (DOLLARS IN THOUSANDS)
NET INCOME..................................................  $ 7,205   $ 6,925   $6,066
                                                              -------   -------   ------
Other comprehensive income (loss) before income taxes
  Unrealized (losses) gains on securities available for sale
     Unrealized holding (loss) gain arising during year.....   (1,223)    2,861    1,440
     Reclassification adjustment for realized (gain) loss
       included in net income...............................      (85)       (2)       8
  Minimum pension liability adjustment......................      208    (2,063)      --
                                                              -------   -------   ------
Other comprehensive (loss) income before income tax benefit
  (expense).................................................   (1,100)      796    1,448
Income tax benefit (expense) related to other comprehensive
  (loss) income.............................................      374      (271)    (492)
                                                              -------   -------   ------
OTHER COMPREHENSIVE (LOSS) INCOME...........................     (726)      525      956
                                                              -------   -------   ------
       COMPREHENSIVE INCOME.................................  $ 6,479   $ 7,450   $7,022
                                                              =======   =======   ======

  The accompanying notes are an integral part of these consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                2003       2002       2001
                                                              --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
OPERATING ACTIVITIES
  Net income................................................  $  7,205   $  6,925   $  6,066
  Reconciliation of net income to net cash provided by
     operations
     Provision for loan losses..............................     1,455      1,025        770
     Depreciation...........................................     1,703      1,647      1,197
     Net amortization on investment securities..............     1,592      1,006        295
     Realized (gain) loss on sales of investment
       securities...........................................       (85)        (2)         8
     Amortization and impairment of mortgage servicing
       rights...............................................       643        994        390
     Decrease (increase) in cash surrender value of life
       insurance............................................        66       (472)      (205)
     Amortization of acquisition intangibles................        94         94        655
     Deferred income tax (benefit)..........................       (41)      (276)      (277)
     Gain on sale of mortgage loans.........................    (2,091)    (1,762)    (1,051)
     Net change in loans held for sale......................    11,168     (3,369)    (6,061)
     Decrease in accrued interest receivable................       363         64         92
     Increase in other assets...............................    (1,008)    (1,959)    (1,461)
     (Decrease) increase in accrued interest and other
       liabilities..........................................      (526)     2,207      1,735
                                                              --------   --------   --------
       NET CASH PROVIDED BY OPERATING ACTIVITIES............    20,538      6,122      2,153
INVESTING ACTIVITIES
  Activity in available-for-sale securities
     Maturities, calls, and sales...........................    49,776     40,021     24,927
     Purchases..............................................   (64,710)   (93,225)   (48,479)
  Activity in held-to-maturity securities
     Maturities and calls...................................       620      1,386      4,537
     Net (increase) decrease in loans.......................   (31,615)    (2,388)    12,466
  Purchases of premises and equipment.......................    (3,018)    (2,107)    (3,921)
  Acquisition of title office...............................       (36)       (25)        --
  Purchase of cash value life insurance.....................      (285)      (300)    (7,135)
                                                              --------   --------   --------
       NET CASH USED IN INVESTING ACTIVITIES................   (49,268)   (56,638)   (17,605)
FINANCING ACTIVITIES
  Net increase in noninterest bearing deposits..............     4,654      1,086      1,222
  Net increase in interest bearing deposits.................     1,597     44,129     38,203
  Net increase in borrowings................................       260      5,897      5,188
  Cash dividends............................................    (2,881)    (2,585)    (2,327)
  Proceeds from issuance of common stock....................     2,008      1,583        971
  Common stock repurchase...................................      (127)      (619)      (768)
                                                              --------   --------   --------
       NET CASH PROVIDED BY FINANCING ACTIVITIES............     5,511     49,491     42,489
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS............   (23,219)    (1,025)    27,037
Cash and cash equivalents beginning of year.................    54,437     55,462     28,425
                                                              --------   --------   --------
       CASH AND CASH EQUIVALENTS END OF YEAR................  $ 31,218   $ 54,437   $ 55,462
                                                              ========   ========   ========
Supplemental cash flows information:
  Federal income taxes paid.................................  $  2,034   $  2,774   $  2,670
  Interest paid.............................................    12,450     15,312     19,357

  The accompanying notes are an integral part of these consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NOTE A -- BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF PRESENTATION AND CONSOLIDATION:

     The consolidated financial statements include the accounts of IBT Bancorp, Inc. (the "Corporation"), a Financial Services Holding company, and its wholly owned subsidiaries, Isabella Bank and Trust, Farmers State Bank of Breckenridge, IBT Title, IBT Loan Production, Financial Group Information Services, and its majority owned subsidiaries, IBT Personnel, LLC (79%), and IB&T Employee Leasing, LLC (79%). All intercompany transactions and accounts have been eliminated.

  NATURE OF OPERATIONS:

     IBT Bancorp is a Financial Service Holding Company offering a wide array of financial products and services in mid-Michigan. Its banking subsidiaries, Isabella Bank and Trust and Farmers State Bank of Breckenridge, offer banking services through 19 locations, 24-hour banking services locally and nationally through shared automatic teller machines, and direct deposits to businesses, institutions, and individuals. Lending services offered include commercial real estate loans and lines of credit, agricultural loans, residential real estate loans, consumer loans, student loans, and credit cards. Deposit services include interest and noninterest bearing checking accounts, savings accounts, money market accounts, and certificates of deposit. Other related financial products include trust services, safe deposit box rentals, and credit life insurance. Active competition, principally from other commercial banks, savings banks and credit unions, exists in all of the Banks' principal markets. The Corporation's results of operations can be significantly affected by changes in interest rates or changes in the local economic environment.

     IBT Title does business under the names Isabella County Abstract and Title, Mecosta County Abstract and Title, IBT Title Clare, and Benchmark Title of Greenville. IBT Title provides title insurance and abstract searches, and closes real estate loans.

     Financial Group Information Services provides network processing for all of IBT Bancorp's subsidiaries.

     IBT Loan Production is a mortgage loan origination company. Principal loan products include 15 and 30 year fixed rate mortgage loans. All loans originated are sold to Isabella Bank and Trust.

     IBT Personnel and IB&T Employee Leasing provide payroll services, benefit administration, and other human resource services to IBT Bancorp's subsidiaries.

  USE OF ESTIMATES:

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, and the valuation of mortgage servicing rights. Management obtains independent appraisals and valuations in connection with the determination of the allowance for loan losses, foreclosed real estate and originated mortgage servicing rights.

  SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK:

     Most of the Corporation's activities conducted are with customers located within the central Michigan area. A significant amount of its outstanding loans are secured by real estate or are made to finance agricultural production. Other than these types of loans, there is no significant concentration to any other industry or customer.

  CASH AND CASH EQUIVALENTS:

     For purposes of the consolidated statements of cash flows, the Corporation considers cash on hand, demand deposits due from banks, and federal funds sold as cash and cash equivalents. Generally, federal funds are sold for a one day period. The Corporation maintains deposit accounts in various financial institutions which at times may exceed FDIC insured limits or are not insured. Management believes the Corporation is not exposed to any significant interest rate or other financial risk as a result of these deposits.

  SECURITIES:

     Management determines the appropriate classification of debt securities at the time of purchase. Debt securities are classified as held to maturity when the Corporation has the positive intent and ability to hold the securities to maturity. Securities held to maturity are stated at amortized cost. Debt securities not classified as held to maturity are classified as available for sale and are stated at fair value with the unrealized gains and losses net of taxes excluded from earnings and reported in other comprehensive income.

     The amortized cost of debt securities classified as either held to maturity or available for sale is adjusted for amortization of premiums and accretion of discounts to maturity and is computed using a method that approximates the level yield method. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are determined to be other than temporary are reflected in earnings as realized losses. Gains or losses on the sale of securities available for sale are calculated using the adjusted cost for the specific securities sold.

  ALLOWANCE FOR LOAN LOSSES:

     The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of the loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

     The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

     The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as either doubtful, substandard or special mention. For such loans that are also classified impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that management believes affects its estimate of probable losses inherent in the portfolio. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

     A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstance surrounding the loan and the borrower, including the length of the delay, the reason for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owned. Impairment is measured on a loan by loan basis for commercial, agricultural and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

     Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures.

  LOANS AND RELATED INCOME:

     Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at their outstanding principal balance adjusted for any charge offs, the allowance for loans losses, and any deferred fees or costs on originated loans. Interest income on loans is accrued over the term of the loan based on the principal amount outstanding. The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days or more past due unless the credit is well-secured and in the process of collection. Credit card loans and other personal loans are typically charged off no later than 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

     When the accrual of interest is discontinued, all uncollected accrued interest is reversed against interest income. The interest income on such loans is subsequently recognized only to the extent cash payment is received. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. For impaired loans not classified as nonaccrual, interest income continues to be accrued over the term of the loan based on the principal amount outstanding.

     Loan origination fees and certain direct loan origination costs are capitalized and recognized as a component of interest income over the term of the loan using the constant yield method.

  MORTGAGE BANKING ACTIVITIES:

     Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated market value in the aggregate. Gains or losses on sales of such loans are recognized at the time of sale and are determined by the difference between the net sales proceeds and the unpaid principal balance of the loans sold, adjusted for any yield differential, servicing fees, and servicing costs applicable to future years. Net unrealized losses, if any, are recognized in a valuation allowance by charges to income.

     The Corporation currently retains servicing on all loans originated and sold into the secondary market. Originated mortgage servicing rights retained are recognized for loans sold by allocating total costs incurred between the loan and the servicing rights based on their relative fair values. Mortgage servicing rights ("MSR") are reported in other assets and amortized into noninterest income in proportion to, and over the period of, estimated net servicing income. Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

  OTHER REAL ESTATE OWNED:

     Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the lower of the Bank's carrying amount or fair value less estimated selling costs at the date of transfer. Any write-downs based on the asset's fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less costs to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less costs to sell.

  PREMISES AND EQUIPMENT:

     Premises and equipment are stated at cost less accumulated depreciation. Premises include land and buildings. For financial reporting purposes, the provision for depreciation is computed principally by the straight line method based upon the useful lives of the assets which generally range from 5 to 30 years. Maintenance, repairs and minor alterations are charged to current operations as expenditures occur and major improvements are capitalized. Management annually reviews these assets to determine whether carrying values have been impaired.

     A summary of premises and equipment at December 31 follows:

                                                               2003      2002
                                                              -------   -------
Premises....................................................  $13,302   $12,194
Equipment...................................................   17,146    15,479
                                                              -------   -------
                                                               30,448    27,673
Less accumulated depreciation...............................   14,663    13,203
                                                              -------   -------
  NET PREMISES AND EQUIPMENT................................  $15,785   $14,470
                                                              =======   =======

  RESTRICTED INVESTMENTS:

     Included in other assets are restricted securities of $2,720 in 2003 and $2,648 in 2002. Restricted securities include the stock of the Federal Reserve Bank and the Federal Home Loan Bank and have no contractual maturity.

  BANK OWNED LIFE INSURANCE:

     The Corporation maintains life insurance policies on key members of management. In the event of death of one of these individuals, the Corporation would receive a specified cash payment equal to the face value of the policy. Such policies are recorded at their cash surrender value. Increases in cash surrender value in excess of premiums paid are reported as other noninterest income.

  CREDIT RELATED FINANCIAL INSTRUMENTS:

     In the ordinary course of business, the Corporation has entered into commitments to extend credit, including commitments under credit card arrangements, home equity lines of credit, commercial letters of credit, and standby letters of credit. Such financial instruments are recorded only when funded.

  FEDERAL INCOME TAXES:

     Federal income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred income taxes. Deferred income taxes are recognized for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recorded or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. As changes in income tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

  PER SHARE AMOUNTS:

     Net income per share amounts were computed by dividing net income by the weighted average number of shares outstanding. All per share amounts have been adjusted for the stock dividend declared on December 17, 2003 and paid February 19, 2004. The weighted average numbers of common shares outstanding were 4,790,986 in 2003; 4,721,714 in 2002; and 4,692,791 in 2001, as adjusted for the stock dividend.

  ACQUISITION INTANGIBLES:

     Isabella Bank and Trust previously acquired branch facilities and related deposits in a business combination accounted for as a purchase. The acquisition of the branches included amounts related to the valuation of customer deposit relationships (core deposit intangibles). The deposit intangible is being amortized on the straight line basis over nine years, the expected life of the acquired relationship.

  RECLASSIFICATIONS:

     Certain amounts reported in the 2002 and 2001 consolidated financial statements have been reclassified to conform with the 2003 presentation.

  RECENT ACCOUNTING PRONOUNCEMENTS:

     In January 2003, the Financial Accounting Standards Board (FASB) issued Financial Interpretation (FIN) No. 46, "Consolidation of Variable Interest Entities." This standard clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," and addressed consolidation by business enterprises of variable interest entities (more commonly known as Special Purpose Entities or SPE's). FIN No. 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among the parties involved. FIN No. 46 also enhances the disclosure requirements related to variable interest entities. The Interpretation, which was revised in December 2003, is effective for interests in variable interest entities created after January 31, 2003. For interests in variable interest entities created before February 1, 2003, the Interpretation applies to the first interim or annual reporting period beginning after March 15, 2004. The adoption of FIN No. 46 on consolidated results of operations, financial position and cash flows is not expected to be material.

     In April 2003 the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 149 which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative discussed in paragraph 6(b) of SFAS No. 133, clarifies when a derivative contains a financing component, amends the definition of an underlying option to conform to language used in FASB Interpretation No. 45, and amends certain other existing pronouncements. This statement was effective for contracts entered into or modified after June 30, 2003. The adoption of Statement No. 149 did not have a material impact on the financial position, results of operations or cash flows of the Corporation.

     In May 2003 the FASB issued SFAS No. 150, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement was effective for financial instruments entered into or modified after May 31, 2003, and otherwise was effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of Statement No. 150 did not have a material impact on the financial position, results of operations or cash flows of the Corporation.

     In December 2003, the FASB issued SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other postretirement Benefits -- an amendment of FASB Statements No. 87, 88 and 106" (SFAS 132 revised 2003). SFAS 132 (revised
2003) is effective for fiscal years ending after December 15, 2003. The statement addresses disclosures only and does not address measurement and recognition accounting for pension and postretirement benefits. Interim disclosure requirements under SFAS 132 (revised 2003) are effective for interim periods beginning after December 15, 2003, and required disclosures related to estimated benefit payments are effective for fiscal years ending after June 15, 2004.

     SFAS 132 (revised 2003) retains the disclosure requirements in the original SFAS 132, but requires additional disclosures related to the description of plan assets including investment strategies, plan obligations, cash flows and net periodic benefit cost of defined benefit pension and other defined benefit postretirement plans.

NOTE B -- BUSINESS COMBINATION

     On July 1, 2002, the Corporation's subsidiary IBT Title completed the purchase of Benchmark Abstract and Title of Greenville, Michigan. The acquisition was accounted for as a purchase according to the SFAS No. 141. The purchase price of Benchmark was approximately $1.1 million, which was funded through the issuance of $800 (24,243 shares) of IBT Bancorp stock, $25 cash, and a note payable in the amount of $264. The purchase price was allocated $25 to premises and equipment and $1,064 to goodwill. Results of operations of the acquired business have not been significant.

NOTE C -- INVESTMENT SECURITIES

     The following is a summary of securities available for sale and held to maturity:

                                                AMORTIZED   UNREALIZED   UNREALIZED
                                                  COST        GAINS        LOSSES     FAIR VALUE
                                                ---------   ----------   ----------   ----------
DECEMBER 31, 2003
  Securities available for sale
     U.S. Treasury and U.S. government
       agencies...............................  $ 88,802      $1,256       $(124)      $ 89,934
     States and political subdivisions........    74,717       2,183        (244)        76,656
     Commercial paper.........................     3,211          31          --          3,242
                                                --------      ------       -----       --------
       TOTAL..................................  $166,730      $3,470       $(368)      $169,832
                                                ========      ======       =====       ========
  Securities held to maturity
     U.S. Treasury and U.S. government
       agencies...............................  $      9      $   --       $  --       $      9
     States and political subdivisions........     1,303          37          --          1,340
                                                --------      ------       -----       --------
       TOTAL..................................  $  1,312      $   37       $  --       $  1,349
                                                ========      ======       =====       ========
DECEMBER 31, 2002
  Securities available for sale
     U.S. Treasury and U.S. government
       agencies...............................  $ 88,546      $2,428       $  --       $ 90,974
     Corporate................................     2,284          44          --          2,328
     States and political subdivisions........    62,669       1,960         (22)        64,607
                                                --------      ------       -----       --------
       TOTAL..................................  $153,499      $4,432       $ (22)      $157,909
                                                ========      ======       =====       ========
  Securities held to maturity
     U.S. Treasury and U.S. government
       agencies...............................  $     74      $    1       $  --       $     75
     States and political subdivisions........     1,662          66          --          1,728
                                                --------      ------       -----       --------
       TOTAL..................................  $  1,736      $   67       $  --       $  1,803
                                                ========      ======       =====       ========

     The following table summarizes the fair value, realized gains, and realized losses on sales of securities available for sale.

                                                             2003      2002     2001
                                                            -------   ------   ------
Fair value of securities sold on the date of sale.........  $16,874   $2,066   $3,165
Gross realized gains
  U.S. Treasury and U.S. government agencies..............       85        2        4
Gross realized losses
  Municipals..............................................       --       --       12

     The following table shows the amortized cost and estimated fair value of securities owned at December 31, 2003 by contractual maturity. Expected maturities will differ from contractual maturities because the issuers of securities may have the right to prepay obligations without prepayment penalty.

                                                 AVAILABLE FOR SALE      HELD TO MATURITY
                                               ----------------------   ------------------
                                               AMORTIZED                AMORTIZED    FAIR
                                                 COST      FAIR VALUE     COST      VALUE
                                               ---------   ----------   ---------   ------
Due within one year or less..................  $ 47,189     $ 47,842     $1,108     $1,135
Due after 1 year thru 5 years................    76,696       78,073        195        205
Due after 5 years thru 10 years..............    23,943       24,805         --         --
Due after 10 years...........................     4,915        4,981         --         --
                                               --------     --------     ------     ------
       Subtotal..............................   152,743      155,701      1,303      1,340
Mortgage backed securities...................    13,987       14,131          9          9
                                               --------     --------     ------     ------
       TOTAL.................................  $166,730     $169,832     $1,312     $1,349
                                               ========     ========     ======     ======

     Investment securities with carrying values of approximately $7,087 and $10,359 were pledged to secure public deposits and for other purposes as necessary or required by law at December 31, 2003 and 2002, respectively.

NOTE D -- LOANS

     An analysis of changes in the allowance for loan losses follows:

                                                            2003      2002      2001
                                                           -------   -------   ------
Balance at beginning of year.............................  $ 5,593   $ 5,471   $5,162
  Loans charged off......................................   (1,140)   (1,202)    (692)
  Recoveries.............................................      296       299      231
  Provision charged to income............................    1,455     1,025      770
                                                           -------   -------   ------
       BALANCE AT END OF YEAR............................  $ 6,204   $ 5,593   $5,471
                                                           =======   =======   ======

The following is a summary of information pertaining to impaired loans at December 31:
                                                                   2003     2002    2001
                                                                  ------   ------   ----
Impaired loans without a valuation allowance..................    $1,836   $1,085   $ --
Impaired loans with a valuation allowance.....................     2,787    1,639    544
                                                                  ------   ------   ----
Total impaired loans..........................................    $4,623   $2,724   $544
                                                                  ======   ======   ====
Valuation allowance related to impaired loans.................    $  622   $  103   $ 56
                                                                  ======   ======   ====
Average investment in impaired loans..........................    $5,155   $2,968   $544
                                                                  ======   ======   ====

     Interest income recognized on impaired loans was not significant during any of the three years ended December 31, 2003. No additional funds are committed to be advanced in connection with impaired loans.

     Certain directors and executive officers (including their families and companies in which they have 10% or more ownership) of the Corporation and the Banks were loan customers of the Banks. Total loans to these customers aggregated $8,414 and $7,721 at December 31, 2003 and 2002, respectively. During 2003, $5,488 of new loans were made and repayments totaled $4,795.

     Residential mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgages serviced for others was $245,709, $208,432 and $153,136 at December 31, 2003, 2002, and 2001 respectively. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and taxing authorities, and foreclosure processing.

     The following table summarizes the fair value of mortgage servicing rights included in other assets as of December 31:

                                                              2003      2002    2001
                                                             -------   ------   -----
Balance at beginning of year...............................  $   511   $  402   $ 271
Mortgage servicing rights capitalized......................    3,369    1,632     660
Accumulated amortization...................................   (1,955)    (885)   (358)
Impairment valuation allowance.............................     (211)    (638)   (171)
                                                             -------   ------   -----
     BALANCE AT END OF YEAR................................  $ 1,714   $  511   $ 402
                                                             =======   ======   =====

NOTE E -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Corporation utilizes quoted market prices, where available, to compute the fair value of its financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all nonfinancial instruments are excluded from the disclosure requirements. Accordingly, the aggregate of the fair value amounts presented are not necessarily indicative of the underlying value of the Corporation.

     The following methods and assumptions were used by the Corporation in estimating fair value disclosures for financial instruments.

  CASH AND CASH EQUIVALENTS:

     The carrying amounts reported in the balance sheets for cash and demand deposits due from banks and federal funds sold approximate those assets' fair value.

  INVESTMENT SECURITIES:

     Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are unavailable, fair values are based on quoted market prices of comparable instruments.

  LOANS:

     Fair values for variable rate loans that reprice at least quarterly and have no significant change in credit risk are assumed to equal recorded book value. Fixed rate loans are valued using present value discounted cash flow techniques. The discount rate used in these calculations was the U.S. government bond rate for securities with similar maturities adjusted for servicing costs, credit loss, and prepayment risk.

  DEPOSIT LIABILITIES:

     Demand, savings, and money market deposits have no stated maturities and are payable on demand; thus their estimated fair value is equal to their recorded book balance. Fair values for variable rate certificates of deposit approximate their recorded book balance. Fair values for fixed rate certificates of deposit are determined using discounted cash flow techniques that apply interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

  OFF-BALANCE-SHEET INSTRUMENTS:

     Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into consideration the remaining terms of the agreements and the counterparties' credit standings. The Corporation does not charge fees for lending commitments; thus it is not practicable to estimate the fair value of these instruments.

     The following sets forth the estimated fair value and recorded book balance of the Corporation's financial instruments as of December 31:

                                                      2003                             2002
                                         ------------------------------   ------------------------------
                                         ESTIMATED FAIR   RECORDED BOOK   ESTIMATED FAIR   RECORDED BOOK
                                             VALUE           BALANCE          VALUE           BALANCE
                                         --------------   -------------   --------------   -------------
ASSETS
Cash and demand deposits due from
  banks................................     $ 25,918        $ 25,918         $ 28,587        $ 28,587
Federal funds sold.....................        5,300           5,300           25,850          25,850
Investment securities..................      171,181         171,144          159,712         159,645
Mortgage loans available for sale......        4,343           4,315           13,599          13,392
Net loans..............................      417,984         415,655          386,817         385,495
Accrued interest receivable............        4,534           4,534            4,897           4,897
Mortgage servicing rights..............        2,656           1,714            1,011             511

LIABILITIES
Deposits with no stated maturities.....      329,029         329,029          310,194         310,194
Deposits with stated maturities........      245,239         238,678          256,755         251,262
Borrowed funds.........................       19,118          18,053           18,507          17,793
Accrued interest payable...............          830             830            1,037           1,037

NOTE F -- FEDERAL INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Corporation's deferred tax assets and liabilities, included in other assets, as of December 31 are as follows:

                                                               2003     2002
                                                              ------   ------
Deferred tax assets
  Allowance for loan losses.................................  $1,379   $1,175
  Deferred directors' fees..................................     735      664
  Employee benefit plans....................................     755      608
  Core deposit premium and acquisition expenses.............     192      245
  Net unrealized loss on minimum pension liability..........     631      701
  Other.....................................................     186      225
                                                              ------   ------
     TOTAL DEFERRED TAX ASSETS..............................   3,878    3,618
                                                              ------   ------
Deferred tax liabilities
  Premises and equipment....................................     494      222
  Accretion on securities...................................      32       73
  Net unrealized gain on available-for-sale securities......   1,055    1,498
  Other.....................................................     138       80
                                                              ------   ------
     TOTAL DEFERRED TAX LIABILITIES.........................   1,719    1,873
                                                              ------   ------
       NET DEFERRED TAX ASSETS..............................  $2,159   $1,745
                                                              ======   ======

     Components of the consolidated provision for income taxes are as follows for the year ended December 31:

                                                              2003     2002     2001
                                                             ------   ------   ------
Current....................................................  $2,076   $2,562   $2,482
Deferred benefit...........................................     (41)    (276)    (277)
                                                             ------   ------   ------
  PROVISION FOR FEDERAL INCOME TAXES.......................  $2,035   $2,286   $2,205
                                                             ======   ======   ======

     The reconciliation of the provision for federal income taxes and the amount computed at the federal statutory tax rate of 34% of income before federal income taxes is as follows for the year ended December 31:

                                                              2003     2002     2001
                                                             ------   ------   ------
Income tax on pretax income................................  $3,142   $3,132   $2,812
Effect of nontaxable income and nondeductible expenses.....  (1,107)    (846)    (607)
                                                             ------   ------   ------
  PROVISION FOR FEDERAL INCOME TAX.........................  $2,035   $2,286   $2,205
                                                             ======   ======   ======

NOTE G -- BENEFIT PLANS

  DEFINED BENEFIT PENSION PLAN

     The Corporation has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employees' average compensation over their best five years of service. The funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those expected to be earned in the future. The defined pension plan's assets are invested primarily in common stocks.

     Changes in the projected benefit obligation and plan assets during each year, the funded status of the plan and reconciliation to the amount recognized in the Corporation's consolidated balance sheets are summarized as follows at December 31:

                                                            2003      2002      2001
                                                           -------   -------   ------
Change in projected benefit obligation
  Benefit obligation January 1...........................  $ 6,949   $ 5,870   $5,130
     Service cost........................................      391       297      271
     Interest cost.......................................      463       425      384
     Actuarial loss......................................      687       634      305
     Benefits paid.......................................     (407)     (277)    (220)
                                                           -------   -------   ------
       BENEFIT OBLIGATION, DECEMBER 31...................  $ 8,083   $ 6,949   $5,870
                                                           =======   =======   ======
Change in plan assets
  Fair value of plan assets, January 1...................  $ 4,830   $ 5,259   $5,446
  Investment return (loss)...............................      479      (509)    (439)
  Corporation contribution...............................      525       357      472
  Benefits paid..........................................     (407)     (277)    (220)
                                                           -------   -------   ------
       FAIR VALUE OF PLAN ASSETS, DECEMBER 31............  $ 5,427   $ 4,830   $5,259
                                                           =======   =======   ======
Reconciliation of funded status
  Funded status..........................................  $(2,656)  $(2,119)  $ (611)
  Unrecognized net transition asset......................       --       (22)     (44)
  Unrecognized prior service cost........................       94       113      125
  Unrecognized net loss from experience different than
     that assumed and effects of changes in
     assumptions.........................................    4,254     3,843    2,409
  Additional minimum pension liability...................   (1,951)   (2,176)      --
                                                           -------   -------   ------
       (ACCRUED LIABILITY) PREPAID PENSION COST..........  $  (259)  $  (361)  $1,879
                                                           =======   =======   ======

     An adjustment to record the additional minimum pension liability as of December 31, 2003 and 2002 was established by the recording of an intangible pension asset of $94 and $113 and a credit (charge) to other comprehensive income of $208 and ($2,063) in 2003 and 2002, respectively.

     The amounts recognized in the consolidated statement of financial position consists of:

                                                              PENSION BENEFITS
                                                              -----------------
                                                               2003      2002
                                                              -------   -------
Accrued benefit cost........................................  $ (259)   $ (361)
Intangible assets...........................................      94       113
Accumulated other comprehensive income......................   1,855     2,063
                                                              ------    ------
Net amount recognized.......................................  $1,690    $1,815
                                                              ======    ======

     The accumulated benefit obligation was $5,686 and $5,191 at December 31, 2003 and 2002 respectively.

     Information for pension plans with an accumulated benefit obligation in excess of plan assets for year ended December 31:

                                                               2003     2002
                                                              ------   ------
Projected benefit obligation................................  $8,083   $6,949
Accumulated benefit obligation..............................   5,686    5,191
Fair value of plan assets...................................   5,427    4,830

                                                              PENSION BENEFITS
                                                              ----------------
                                                              2003      2002
                                                              -----   --------
Increase in minimum liability included in other
  comprehensive income (loss)...............................  $208    $(2,063)

     Net pension expense consists of the following components for the year ended December 31:

                                                              2003    2002    2001
                                                              -----   -----   -----
Service cost on benefits earned for
services rendered during the year...........................  $ 391   $ 297   $ 271
Interest cost on projected benefit obligation...............    463     425     384
Expected return on plan assets..............................   (390)   (409)   (445)
Amortization of unrecognized transition asset...............    (22)    (22)    (22)
Amortization of unrecognized prior service cost.............     18      18      18
Amortization of unrecognized actuarial net loss.............    188     113      48
                                                              -----   -----   -----
     NET PENSION EXPENSE....................................  $ 648   $ 422   $ 254
                                                              =====   =====   =====

     Actuarial assumptions used in determining the projected benefit obligation are as follows for the year ended December 31:

                                                              2003   2002   2001
                                                              ----   ----   ----
Weighted average discount rate..............................  6.25%  6.75%  7.25%
Rate of increase in future compensation.....................  4.50   4.50   4.50
Expected long-term rate of return...........................  8.00   8.00   8.00

     The actual weighted average assumptions used in determining the net periodic pension costs are as follows for the year ended December 31:

                                                              2003   2002   2001
                                                              ----   ----   ----
Discount rate...............................................  6.75%  7.25%  7.50%
Expected long-term return on plan assets....................  8.00   8.00   8.00
Rate of compensation increase...............................  4.50   4.50   4.50

     The discount rate was decreased from 6.75% to 6.25% to reflect lower rates of return on high quality fixed income investments. The expected long term rate of return is based on the Corporation's actual recommended rate. The factors used to establish the rate include historical plan performance, comparison of rates used by similar plans with similar asset allocations, and historical performance of long-term investments.

     IBT Bancorp's pension plan weighted-average asset allocations at December 31, 2003, and 2002, by asset category as are follows:

ASSET CATEGORY                                                 2003     2002
--------------                                                ------   ------
Equity securities...........................................   55.23%   50.58%
Debt securities.............................................   21.41    24.42
Other.......................................................   23.36    25.00
                                                              ------   ------
     Total..................................................  100.00%  100.00%
                                                              ======   ======

     The Corporation's investment policy for the benefit plan includes asset holdings in publicly traded equities, U.S. Government agency obligations and investment grade corporate and municipal bonds. The policy restricts equity investment to less than 20% of equity investments in any sector and to less than 4% of plans assets in any one company. The Corporation's weighted asset allocations in 2003 and 2002 were as follows:

Equity Securities...........................................   55.0% to 65%
Debt Securities.............................................   25.0% to 35%
Real Estate.................................................          0.00%
Other.......................................................          15.0%

     The asset mix, the sector weighting of equity investments, and debt issues to hold are based on a third party investment advisor retained by the Corporation to manage the plan. The Corporation reviews the performance of the advisor no less than annually.

  OTHER EMPLOYEE BENEFIT PLANS

     The Corporation maintains a nonqualified supplementary retirement plan for officers to provide supplemental retirement benefits and death benefits to each participant. Insurance policies, designed primarily to fund death benefits, have been purchased on the life of each participant with the Corporation as the sole owner and beneficiary of the policies. Expenses related to this program for 2003, 2002, and 2001 were $388, $41, and $84, respectively, and are being recognized over the participants' expected years of service.

     The Corporation maintains an employee stock ownership plan (ESOP) and a profit sharing plan which cover substantially all of its employees. Contributions to the Plans are discretionary and are approved by the Board of Directors and recorded as compensation expense. Compensation expense related to the Plans for 2003, 2002, and 2001 was $122, $196, and $146, respectively. Total shares outstanding related to the ESOP at December 31, 2003 and 2002 were 150,583 and 166,139, respectively, and were included in the computation of dividends and earnings per share in each of the respective years.

NOTE H -- DEPOSITS

     At December 31, 2003, the scheduled maturities of time deposits were as follows:

YEAR                                                           AMOUNT
----                                                          --------
2004........................................................  $111,236
2005........................................................    53,131
2006........................................................    33,216
2007........................................................    27,984
2008........................................................    12,270
Thereafter..................................................       841

NOTE I -- BORROWED FUNDS

     Borrowed funds at December 31 consist of the following obligations:

                                                               2003      2002
                                                              -------   -------
Federal Home Loan Bank advances.............................  $16,337   $14,360
Securities sold under agreements to repurchase..............    1,500     3,169
Unsecured note payable......................................      216       264
                                                              -------   -------
                                                              $18,053   $17,793
                                                              =======   =======

     The Federal Home Loan Bank borrowings are collateralized by a blanket lien on all qualified 1 to 4 family residential mortgage loans and U.S. Treasury and government agency securities. Advances are also secured by FHLB stock owned by the Banks.

     The maturity and weighted average interest rates of FHLB advances at December 31 follow:

                                                                   2003
                                                              --------------
                                                              AMOUNT    RATE
                                                              -------   ----
Fixed rate advance due 2004.................................  $ 1,000   5.05%
Two year putable advance due 2006...........................    5,000   5.08
Fixed rate advance due 2009.................................    1,000   4.19
Fixed rate advance due 2010.................................    2,337   6.62
One year putable advance due 2010...........................    3,000   4.98
Fixed rate advance due 2010.................................    2,000   3.97
Fixed rate advance due 2012.................................    2,000   4.90
                                                              -------   ----
  TOTAL ADVANCES............................................  $16,337   5.07%
                                                              =======   ====

                                                                   2002
                                                              --------------
                                                              AMOUNT    RATE
                                                              -------   ----
Fixed rate advance due 2004.................................  $ 1,000   5.05%
Two year putable advance due 2006...........................    5,000   5.08
Fixed rate advance due 2009.................................    1,000   4.19
Fixed rate advance due 2010.................................    2,360   6.62
One year putable advance due 2010...........................    3,000   4.98
Fixed rate advance due 2012.................................    2,000   4.90
                                                              -------   ----
  TOTAL ADVANCES............................................  $14,360   5.22%
                                                              =======   ====

     Securities sold under agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The U.S. government agency securities underlying the agreements have a carrying value and a fair value of approximately $502 and $3,625 at December 31, 2003 and 2002, respectively. Such securities remain under the control of the Corporation. The Corporation may be required to pledge additional collateral based on the fair value of the underlying securities.

     The unsecured note payable has an imputed interest rate of 4.16% and is payable in annual installments of $60,000, including interest, through July 2007.

NOTE J -- FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

     The Corporation is party to financial instruments with off-balance-sheet risk. These instruments are entered into in the normal course of business to meet the financing needs of its customers. These financial instruments, which include commitments to extend credit and standby letters of credit, involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement the Corporation has in a particular class of financial instrument.

     The Corporation's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Corporation uses the same credit policies in deciding to make these commitments as it does for extending loans to customers.

     Commitments to extend credit, which totaled $58,448 at December 31, 2003, are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have variable interest rates, fixed expiration dates, or other termination clauses and may require the payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

     Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support private borrowing arrangements, including commercial paper, bond financing, and similar transactions. At December 31, 2003, the Corporation had a total of $715 in outstanding standby letters of credit.

     Generally, these commitments to extend credit and letters of credit mature within one year. The credit risk involved in these transactions is essentially the same as that involved in extending loans to customers. The Corporation evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon the extension of credit, is based on management's credit evaluation of the borrower. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment, and other income producing commercial properties.

     The Corporation sponsors the IBT Foundation (the "Foundation"), which is a nonprofit entity formed for the purpose of distributing charitable donations to recipient organizations generally located in the communities serviced by Isabella Bank and Trust. The Corporation periodically makes charitable contributions in the form of cash transfers to the Foundation. The Foundation is administered by members of the Corporation's Board of Directors. The assets and transactions of the Foundation are not included in the consolidated financial statements of IBT Bancorp, Inc. The assets of the Foundation as of December 31, 2003 approximated $1 million.

NOTE K -- COMMITMENTS AND OTHER MATTERS

     Banking regulations require banks to maintain cash reserve balances in currency or as deposits with the Federal Reserve Bank. The Corporation's requirement was approximately $12,687 at December 31, 2003, and $11,031 at December 31, 2002.

     Banking regulations also limit the transfer of assets in the form of dividends, loans, or advances from the subsidiary Banks to the Corporation. At December 31, 2003, substantially all of the subsidiary Banks' assets were restricted from transfer to the Corporation in the form of loans or advances. Consequently, bank dividends are the principal source of funds for the Corporation. Payment of dividends without regulatory approval is limited to the current years retained net income plus retained net income for the preceding two years, less any required transfers to capital surplus. At January 1, 2004, the amount available for dividends without regulatory approval was approximately $7,321.

     The Corporation maintains a self-funded medical plan under which the Corporation is responsible for the first $50 per year of claims made by a covered individual. Medical claims are subject to a lifetime maximum of $2,000 per covered individual. Expenses are accrued based on estimates of the aggregate liability for claims incurred and the Corporation's experience. Expenses were $1,532 in 2003, $1,370 in 2002 and $1,063 in 2001.

     The Corporation offers a dividend reinvestment and employee stock purchase plan. The dividend reinvestment plan allows shareholders to purchase previously unissued IBT Bancorp common shares. The employee stock purchase plan allows employees to purchase IBT Bancorp common stock through payroll deduction. The number of shares authorized for issuance under these plans are 280,000 with 74,198 shares unissued at December 31, 2003. During 2003, 2002 and 2001, 70,340
shares were issued for $2,008, 52,473 shares were issued for $1,524, and 37,434 shares were issued for $971, respectively, in cash pursuant to these plans.

     The subsidiary Banks of the Corporation have obtained approval to borrow up to $30,000 from the Federal Home Loan Bank (FHLB) of Indianapolis. Under the terms of the agreement, the Banks may obtain advances at the stated rate at the time of the borrowings. The Banks have agreed to pledge eligible mortgage loans and U.S. Treasury and governmental agencies as collateral for any such borrowings.

     Certain directors and executive officers and their related interests of the Corporation and the Banks were deposit customers of the Banks. Total deposits of these customers aggregate approximately $6,380 and $6,956 at December 31, 2003 and December 31, 2002, respectively. In addition, the IBT Bancorp's defined benefit plan and the Employee Stock Ownership Plan (Note G) held certificates of deposit with the Banks aggregating $100 and $831 and $350 and $100 respectively at December 31, 2003 and 2002.

NOTE L -- OPERATING SEGMENTS

     The Corporation's reportable segments are based on legal entities that account for at least 10% of operating results. The accounting policies are the same as those discussed in Note A to the Consolidated Financial Statements. The Corporation evaluates performance based principally on net income and asset quality of the respective segments. A summary of selected financial information for the Corporation's reportable segments follows:

                                                                                ALL OTHERS
                                                   ISABELLA BANK    FARMERS     (INCLUDING
                                                     AND TRUST     STATE BANK    PARENT)      TOTAL
                                                   -------------   ----------   ----------   --------
2003
  Total assets...................................    $527,805       $127,124     $ 9,150     $664,079
  Interest income................................      28,013          7,797         168       35,978
  Net interest income............................      18,295          5,005         228       23,528
  Provision for loan losses......................         570            885          --        1,455
  Net income (loss)..............................       6,415          1,008        (218)       7,205
2002
  Total assets...................................    $515,831       $126,850     $10,036     $652,717
  Interest income................................      29,689          8,353         119       38,161
  Net interest income............................      17,559          5,135         211       22,905
  Provision for loan losses......................         650            375          --        1,025
  Net income.....................................       5,516          1,206         203        6,925
2001
  Total assets...................................    $469,408       $116,903     $ 5,832     $592,143
  Interest income................................      31,718          8,987          93       40,798
  Net interest income............................      16,292          5,003         243       21,538
  Provision for loan losses......................         500            270          --          770
  Net income (loss)..............................       4,824          1,269         (27)       6,066

NOTE M -- REGULATORY CAPITAL MATTERS

     The Corporation (on a consolidated basis) and its subsidiary banks, Isabella Bank and Trust and Farmers State Bank of Breckenridge ("Banks") are subject to various regulatory capital requirements administered by their primary regulator, the Federal Reserve Bank. Failure to meet minimum capital requirements can initiate mandatory and/or discretionary actions by the Federal Reserve. These actions could have a material effect on the Corporation's and Banks' financial statements. Under the Federal Reserve's capital adequacy guidelines and the regulatory framework for prompt corrective action, the Corporation and the Banks must meet specific capital guidelines that include quantitative measures of their assets, certain off-balance-sheet items, and capital, as calculated under regulatory accounting standards. The Banks' required capital is also subject to regulatory qualitative judgment regarding the Banks' interest rate risk exposure and credit risk. Prompt corrective action provisions are not applicable to bank holding companies.

     Measurements established by regulation to ensure capital adequacy require the Corporation and the Banks to maintain minimum total capital to risk weighted assets (as defined in the regulations), Tier 1 capital to risk weighted assets (as defined), and Tier 1 capital to average assets (as defined). Management believes, as of December 31, 2003 and 2002, that the Corporation and the Banks met all capital adequacy requirements to which they are subject.

     As of December 31, 2003, the most recent notifications from the Federal Reserve Bank categorized the Banks as well capitalized. To be categorized as well capitalized, a bank must maintain total risk based capital,

Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following tables. There have been no conditions or events since the notifications that management believes has changed the Banks' category.

     The Corporation's and each Bank's actual capital amounts (in thousands) and ratios are also presented in the table.

                                                                                   MINIMUM TO BE
                                                                                 WELL CAPITALIZED
                                                                                   UNDER PROMPT
                                                               MINIMUM CAPITAL   CORRECTIVE ACTION
                                                 ACTUAL         REQUIREMENTS        PROVISIONS
                                             ---------------   ---------------   -----------------
                                             AMOUNT    RATIO   AMOUNT    RATIO    AMOUNT    RATIO
                                             -------   -----   -------   -----   --------   ------
AS OF DECEMBER 31, 2003
  Total capital to risk weighted assets
     Isabella Bank and Trust...............  $43,727   13.1%   $26,749    8.0%   $33,436    10.0%
     Farmers State Bank of Breckenridge....   13,320   14.6      7,289    8.0      9,111    10.0
     Consolidated..........................   68,638   15.9     34,456    8.0        N/A     N/A
  Tier 1 capital to risk weighted assets
     Isabella Bank and Trust...............   39,734   11.9     13,375    4.0     20,062     6.0
     Farmers State Bank of Breckenridge....   12,168   13.4      3,645    4.0      5,467     6.0
     Consolidated..........................   63,244   14.7     17,228    4.0        N/A     N/A
  Tier 1 capital to average assets
     Isabella Bank and Trust...............   39,734    7.6     21,043    4.0     26,304     5.0
     Farmers State Bank of Breckenridge....   12,168    9.6      5,062    4.0      6,328     5.0
     Consolidated..........................   63,244    9.7     26,227    4.0        N/A     N/A
AS OF DECEMBER 31, 2002
  Total capital to risk weighted assets
     Isabella Bank and Trust...............  $40,385   12.9%   $24,998    8.0%   $31,247    10.0%
     Farmers State Bank of Breckenridge....   12,957   14.2      7,284    8.0      9,106    10.0
     Consolidated..........................   62,030   15.2     32,670    8.0        N/A     N/A
  Tier 1 capital to risk weighted assets
     Isabella Bank and Trust...............   36,525   11.7     12,499    4.0     18,748     6.0
     Farmers State Bank of Breckenridge....   11,811   13.0      3,642    4.0      5,463     6.0
     Consolidated..........................   56,919   13.9     16,335    4.0        N/A     N/A
  Tier 1 capital to average assets
     Isabella Bank and Trust...............   36,525    7.4     19,856    4.0     24,820     5.0
     Farmers State Bank of Breckenridge....   11,811    9.6      4,912    4.0      6,140     5.0
     Consolidated..........................   56,919    9.2     24,795    4.0        N/A     N/A

NOTE N -- PARENT COMPANY ONLY FINANCIAL INFORMATION

CONDENSED BALANCE SHEET

                                                                 DECEMBER 31
                                                              -----------------
                                                               2003      2002
                                                              -------   -------
                           ASSETS
  Cash on deposit at subsidiary Banks.......................  $ 7,592   $ 4,690
  Securities available for sale.............................    2,133     1,497
  Investments in subsidiaries...............................   61,775    58,949
  Premises and equipment....................................      117        98
  Other assets..............................................    1,444     1,722
                                                              -------   -------
     TOTAL ASSETS...........................................  $73,061   $66,956
                                                              =======   =======


            LIABILITIES AND SHAREHOLDERS' EQUITY
  Other liabilities.........................................  $ 4,126   $ 3,553
Shareholders' equity........................................   68,935    63,403
                                                              -------   -------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY.............  $73,061   $66,956
                                                              =======   =======

CONDENSED STATEMENTS OF INCOME

                                                              YEAR ENDED DECEMBER 31
                                                             ------------------------
                                                              2003     2002     2001
                                                             ------   ------   ------
Income
  Dividends from subsidiaries..............................  $3,825   $3,325   $3,115
  Interest income..........................................     128      122      154
  Management fee and other.................................     423      292      245
                                                             ------   ------   ------
     TOTAL INCOME..........................................   4,376    3,739    3,514
Expenses...................................................   1,114      824      680
                                                             ------   ------   ------
  Income before income tax benefit and equity in
     undistributed earnings of subsidiaries................   3,262    2,915    2,834
  Federal income tax benefit...............................     218      152      103
                                                             ------   ------   ------
                                                              3,480    3,067    2,937
Undistributed earnings of subsidiaries.....................   3,725    3,858    3,129
                                                             ------   ------   ------
     NET INCOME............................................  $7,205   $6,925   $6,066
                                                             ======   ======   ======

CONDENSED STATEMENTS OF CASH FLOWS

                                                            YEAR ENDED DECEMBER 31
                                                          ---------------------------
                                                           2003      2002      2001
                                                          -------   -------   -------
OPERATING ACTIVITIES
  Net income............................................  $ 7,205   $ 6,925   $ 6,066
     Adjustments to reconcile net income to cash
       provided by operations
     Undistributed earnings of subsidiaries.............   (3,725)   (3,858)   (3,129)
     Net amortization of securities.....................       --        --         1
     Decrease (increase) in interest receivable.........       (2)       (2)        1
     (Increase) decrease in other assets................      717    (1,947)     (240)
     Increase in accrued expenses.......................      675       389     1,353
     Provision for depreciation.........................       19        20        19
     Deferred income taxes (benefit)....................     (348)      328      (401)
                                                          -------   -------   -------
       NET CASH PROVIDED BY OPERATIONS..................    4,541     1,855     3,670
INVESTING ACTIVITIES
  Proceeds from the maturities of investments securities
     available for sale.................................      185       175        75
  Purchases of investment securities available for
     sale...............................................     (820)   (1,080)       --
  Investment in subsidiaries............................       34      (495)       --
  Purchases of equipment and premises...................      (38)       (5)      (39)
                                                          -------   -------   -------
       NET CASH (USED IN) PROVIDED BY INVESTING
          ACTIVITIES....................................     (639)   (1,405)       36
FINANCING ACTIVITIES
  Cash dividends........................................   (2,881)   (2,585)   (2,327)
  Issuance of common stock..............................    2,008     1,583       971
  Repurchase of common stock............................     (127)     (619)     (768)
                                                          -------   -------   -------
       NET CASH USED IN FINANCING ACTIVITIES............   (1,000)   (1,621)   (2,124)
                                                          -------   -------   -------
       INCREASE (DECREASE) IN CASH AND CASH
          EQUIVALENTS...................................    2,902    (1,171)    1,582
Cash and cash equivalents at beginning of year..........    4,690     5,861     4,279
                                                          -------   -------   -------
       CASH AND CASH EQUIVALENTS AT YEAR END............  $ 7,592   $ 4,690   $ 5,861
                                                          =======   =======   =======

NOTE O -- GOODWILL AND OTHER INTANGIBLE ASSETS

     On January 1, 2002, the Corporation adopted FASB Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets." Statement No. 142 addresses the reporting of other intangible assets subsequent to their acquisition. This Statement requires that goodwill be separately disclosed if material from other intangible assets on the consolidated balance sheet and that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead, tested for impairment at least annually. The adoption of Statement No. 142 resulted in the reduction of goodwill amortization of $392 in 2003 and 2002 or $0.08 and $0.09 per share in 2003 and 2002, respectively.

     As required by the Statement, intangible assets that do not meet the criteria for recognition apart from goodwill must be reclassified. As a result of the Corporation's analysis, no reclassifications were required as of

December 31, 2003. Included in other assets on the accompanying consolidated balance sheets are the following amounts as of December 31:

                                                               2003     2002
                                                              ------   ------
Branch acquisition goodwill.................................  $2,036   $2,036
Title company goodwill......................................   1,100    1,064
                                                              ------   ------
Total goodwill..............................................   3,136    3,100
Core deposit intangibles....................................     304      398
                                                              ------   ------
                                                              $3,440   $3,498
                                                              ======   ======

     The core deposit intangibles are being amortized on a straight-line basis over nine years.

                          IBT BANCORP FINANCIAL REVIEW
                           (ALL DOLLARS IN THOUSANDS)

     The following is management's discussion and analysis of the financial condition and results of operations for IBT Bancorp (the Corporation). This discussion and analysis is intended to provide a better understanding of the financial statements and statistical data included elsewhere in the Annual Report.

  CRITICAL ACCOUNTING POLICIES:

     The Corporation's significant accounting policies are set forth in Note A of the Consolidated Financial Statements. Of these significant accounting policies, the Corporation considers its policies regarding the allowance for loan losses and servicing assets to be its most critical accounting policies.

     The allowance for loan losses requires management's most subjective and complex judgment. Changes in economic conditions can have a significant impact on the allowance for loan losses and therefore the provision for loan losses and results of operations. The Corporation has developed appropriate policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to its loan portfolio. The Corporation's assessments may be impacted in future periods by changes in economic conditions, the impact of regulatory examinations, and the discovery of information with respect to borrowers that is not known to management at the time of the issuance of the consolidated financial statements. For additional discussion concerning the Corporation's allowance for loan losses and related matters, see Provision for Loan Losses and Allowance for Loan Losses.

     Servicing assets are evaluated for impairment based upon the fair value of the rights as compared to amortized cost. Impairment is determined by stratifying rights by predominant characteristics, such as interest rates and terms. Fair value is determined using prices for similar assets with similar characteristics, when available, or based upon discounted cash flows using market-based assumptions. Impairment is recognized through a valuation allowance for an individual stratum, to the extent that fair value is less than the capitalized amount for the stratum.

    TABLE 1. DISTRIBUTION OF ASSETS, LIABILITIES, AND SHAREHOLDERS' EQUITY;
                    INTEREST RATE AND INTEREST DIFFERENTIAL

     The following schedules present the daily average amount outstanding for each major category of interest earning assets, nonearning assets, interest bearing liabilities, and noninterest bearing liabilities. This schedule also presents an analysis of interest income and interest expense for the periods indicated. All interest income is reported on a fully taxable equivalent (FTE) basis using a 34% tax rate. Nonaccruing loans, for the purpose of the following computations, are included in the average loan amounts outstanding. Federal Reserve and Federal Home Loan Bank Equity holdings are included in Other Investments.

                                           2003                              2002                              2001
                              -------------------------------   -------------------------------   -------------------------------
                                            TAX       AVERAGE                 TAX       AVERAGE                 TAX       AVERAGE
                              AVERAGE    EQUIVALENT   YIELD/    AVERAGE    EQUIVALENT   YIELD/    AVERAGE    EQUIVALENT   YIELD/
                              BALANCE     INTEREST     RATE     BALANCE     INTEREST     RATE     BALANCE     INTEREST     RATE
                              --------   ----------   -------   --------   ----------   -------   --------   ----------   -------
INTEREST EARNING ASSETS
  Loans.....................  $404,953    $29,196      7.21%    $396,234    $31,554      7.96%    $404,586    $35,118      8.68%
  Taxable investment
    securities..............   123,927      4,437      3.58       94,383      4,197      4.45       54,171      2,993      5.53
  Nontaxable investment
    securities..............    49,531      3,099      6.26       45,663      2,864      6.27       34,748      2,481      7.14
  Federal funds sold........    16,311        193      1.18       26,364        423      1.60       23,827        897      3.76
  Other investments.........     2,857        151      5.29        2,735        165      6.03        2,626        180      6.85
                              --------    -------      ----     --------    -------      ----     --------    -------      ----
    TOTAL EARNING ASSETS....   597,579     37,076      6.20      565,379     39,203      6.93      519,958     41,669      8.01
NONEARNING ASSETS
  Allowance for loan
    losses..................    (5,946)                           (5,621)                           (5,347)
  Cash and due from banks...    26,840                            24,236                            21,052
  Premises and equipment....    15,646                            14,983                            12,461
  Accrued income and other
    assets..................    25,204                            24,530                            18,423
                              --------                          --------                          --------
    TOTAL ASSETS............  $659,323                          $623,507                          $566,547
                              ========                          ========                          ========
INTEREST BEARING LIABILITIES
  Interest bearing demand
    deposits................  $113,206      1,057       .93     $ 98,478      1,406      1.43     $ 81,260      1,955      2.41
  Savings deposits..........   141,227      1,325       .94      135,792      2,201      1.62      121,202      3,258      2.69
  Time deposits.............   247,516      9,228      3.73      247,182     10,971      4.44      235,481     13,465      5.72
  Borrowed funds............    18,812        840      4.47       13,960        678      4.86       10,712        582      5.43
                              --------    -------      ----     --------    -------      ----     --------    -------      ----
    TOTAL INTEREST BEARING
      LIABILITIES...........   520,761     12,450      2.39      495,412     15,256      3.08      448,655     19,260      4.29
NONINTEREST BEARING
  LIABILITIES AND
  SHAREHOLDERS' EQUITY
  Demand deposits...........    61,651                            59,518                            56,904
  Other.....................    11,141                             9,037                             6,201
  Shareholders' equity......    65,770                            59,540                            54,787
                              --------                          --------                          --------
    TOTAL LIABILITIES AND
      EQUITY................  $659,323                          $623,507                          $566,547
                              ========                          ========                          ========
NET INTEREST INCOME (FTE)...              $24,626                           $23,947                           $22,409
                                          =======                           =======                           =======
NET YIELD ON INTEREST
  EARNING ASSETS (FTE)......                           4.12%                             4.24%                             4.31%
                                                       ====                              ====                              ====

                             RESULTS OF OPERATIONS

     The Corporation achieved record net income for the seventeenth consecutive year in 2003.

     Two key measures of earnings performance commonly used in the banking industry are return on average assets and return on average shareholders' equity. Return on average assets measures the ability of a corporation to profitably and efficiently employ its resources. The Corporation's return on average assets was 1.09% in 2003, 1.11% in 2002, and 1.07% in 2001. Return on average equity indicates how effectively a corporation is able to generate earnings on capital invested by its shareholders. The Corporation's return on average shareholders' equity was 10.95% in 2003, 11.63% in 2002, and 11.07% in 2001.

NET INTEREST INCOME

     The Corporation derives the majority of its gross income from interest earned on loans and investments, while its most significant expense is the interest cost incurred for funds used. Net interest income is the amount by which interest income on earning assets exceeds the interest cost of deposits and borrowings. Net interest income is influenced by changes in the balance and mix of assets and liabilities and market interest rates. Management exerts some control over these factors, however, Federal Reserve monetary policy and competition have a significant impact. Interest income includes loan fees of $1,752 in 2003, $1,524 in 2002, and $1,425 in 2001. For analytical purposes, net interest income is adjusted to a "taxable equivalent" basis by adding the income tax savings from interest on tax-exempt loans and securities, thus making year-to-year comparisons more meaningful.

                   TABLE 2. VOLUME AND RATE VARIANCE ANALYSIS

     The following table details the dollar amount of changes in FTE net interest income for each major category of interest earning assets and interest bearing liabilities and the amount of change attributable to changes in average balances (volume) or average rates. The change in interest due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amounts of the change in each.

                                          2003 COMPARED TO 2002        2002 COMPARED TO 2001
                                        INCREASE (DECREASE) DUE TO   INCREASE (DECREASE) DUE TO
                                        --------------------------   --------------------------
                                        VOLUME    RATE       NET     VOLUME    RATE       NET
                                        ------   -------   -------   ------   -------   -------
CHANGES IN INTEREST INCOME
  Loans...............................  $  682   $(3,040)  $(2,358)  $ (713)  $(2,851)  $(3,564)
  Taxable investment securities.......   1,156      (916)      240    1,878      (674)    1,204
  Nontaxable investment securities....     242        (7)      235      711      (328)      383
  Federal funds sold..................    (136)      (94)     (230)      87      (561)     (474)
  Other investments...................       7       (21)      (14)       7       (22)      (15)
                                        ------   -------   -------   ------   -------   -------
     TOTAL CHANGES IN INTEREST
       INCOME.........................   1,951    (4,078)   (2,127)   1,970    (4,436)   (2,466)
CHANGES IN INTEREST EXPENSE
  Interest bearing demand deposits....     188      (537)     (349)     357      (906)     (549)
  Savings deposits....................      85      (961)     (876)     356    (1,413)   (1,057)
  Time deposits.......................      15    (1,758)   (1,743)     642    (3,136)   (2,494)
  Other borrowings....................     220       (58)      162      163       (67)       96
                                        ------   -------   -------   ------   -------   -------
     TOTAL CHANGES IN INTEREST
       EXPENSE........................     508    (3,314)   (2,806)   1,518    (5,522)   (4,004)
NET CHANGE IN FTE NET INTEREST
  INCOME..............................  $1,443   $  (764)  $   679   $  452   $ 1,086   $ 1,538
                                        ======   =======   =======   ======   =======   =======

     As shown in Tables 1 and 2, when comparing year ending December 31, 2003 to 2002, fully taxable equivalent (FTE) net interest income increased $679 or 2.8%. An increase of 5.7% in average interest earning assets provided $1,951 of FTE interest income. The majority of this growth was funded by a 5.1% increase in interest bearing liabilities, resulting in $508 of additional interest expense. Overall, changes in volume resulted in $1,443 in additional FTE interest income. The average FTE interest rate earned on assets decreased by .73%, decreasing FTE interest income by $4,078, and the average rate paid on deposits decreased by ..69%, decreasing interest expense by $3,314. The net change related to interest rates earned and paid was a $764 decrease in FTE net interest income.

     The Corporation's FTE net yield as a percentage of average earning assets decreased .12%. The decrease was primarily the result of a significant change in the mix of assets and funding sources. Average investment securities as a percentage of total earning assets increased 4.3% to 29.0% in 2003, while loans, the Corporation's highest yielding assets, decreased 2.3% to 67.8%. The change in mix resulted in a .08% decrease in the FTE net yield on interest earning assets. The funding of interest earning assets was done primarily through a 5.1% increase in interest bearing liabilities. The remaining decrease in net interest margin is related to the average rate earned on earning assets declining slightly faster than the average rate paid on interest bearing liabilities.

     Net interest income increased $1,538 to $23,947 in 2002 from $22,409 in 2001. As shown in Tables 1 and 2, in 2002 (FTE) interest income increased $1,970, from an 8.7% increase in the volume of average earning assets. The growth of interest earning assets was funded primarily by a 10.4% increase in interest bearing liabilities that resulted in additional interest expense of $1,518. Overall, the Corporation earned an additional $452 in FTE interest income as a result of increased volume. The average rate earned in 2002 decreased by 1.08%, decreasing FTE interest income by $4,436, and the average rate paid on deposits decreased by 1.21%, decreasing interest expense by $5,522. The net change related to interest rates earned and paid was a $1,086 increase in FTE net interest income.

PROVISION FOR LOAN LOSSES

     The viability of any financial institution is ultimately determined by its management of credit risk. Total loans outstanding represent 75% of the Corporation's total year end deposits and is the Corporation's single largest concentration of risk. Inevitably, poor operating performance may result from the failure to control credit risk. Given the importance of maintaining sound underwriting practices, the Banks' Boards of Directors and senior management teams spend a large portion of their time and effort in loan review. The provision for loan losses is the amount added to the allowance for loan losses on a monthly basis. The allowance for loan losses is management's estimation of potential losses inherent in the loan portfolio, and is maintained at a level considered by management to be adequate to absorb potential losses. Evaluation of the allowance for loan losses and the provision for loan losses is based on a continuous review of the changes in the type and volume of the loan portfolio, reviews of specific loans to evaluate their collectibility, past and recent loan loss history, financial condition of borrowers, the amount of impaired loans, overall economic conditions, and other factors. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be subject to significant change.

     As shown in Table 3, total loans outstanding increased 5.3% in 2003 and increased 1.7% in 2002. The provision for loan losses in 2003 was $1,455, a $430 increase from 2002 and a $685 increase from 2001. The 2003 provision for loan losses was increased as a result of a combination of factors. During the last quarter of 2003 the Corporation experienced a decline in the overall credit quality of its outstanding agricultural loans. The Corporation has under taken a detailed review of the credit quality of all its significant agricultural lending relationships, and believes that it has identified the most significant troubled loans. The primary factor for the decline in the credit quality is the third consecutive year of weak cash flows due to both low farm commodity prices and unfavorable growing conditions in mid Michigan. The Corporation has tightened its credit standards for new borrowings and will continue to monitor existing relationships for further deterioration. Unfavorable prices or poor growing conditions in 2004 could result in significant increases in the provision for loan losses and net charge offs. Net charge offs to average loans was 0.21% in 2003 and 0.23% in 2002, and have averaged 0.13% during the past 5 years versus the average for all commercial banks in the State of Michigan of 0.17%. The Corporations substandard loans were 1.29% as of December 31, 2003, a 0.10% increase from 2002, and slightly above the ratio for all commercial banks in the State of Michigan of 1.05%.

     The allowance to loan losses as a percentage of loans was increased from 1.38% to 1.46%, primarily due to the increase in loans classified as substandard and the decline in the overall credit quality of agricultural loans. Management believes that the allowance for loans is adequate as of December 31, 2003.

                    TABLE 3. SUMMARY OF LOAN LOSS EXPERIENCE

     The following is a summary of loan balances at the end of each year and their daily average balances, changes in the allowance for loan losses arising from loans charged off and recoveries on loans previously charged off, and additions to the allowance that have been expensed.

                                                                      DECEMBER 31
                                                  ----------------------------------------------------
                                                    2003       2002       2001       2000       1999
                                                  --------   --------   --------   --------   --------
Amount of loans outstanding at the end of
  year..........................................  $426,174   $404,480   $397,864   $403,679   $355,846
                                                  ========   ========   ========   ========   ========
Average gross loans outstanding for the year....  $404,953   $396,234   $404,586   $380,392   $332,083
                                                  ========   ========   ========   ========   ========
Summary of changes in allowance
  Allowance for loan losses -- January 1........  $  5,593   $  5,471   $  5,162   $  4,622   $  4,412
     Loans charged off
       Commercial and agricultural..............       578        506        271         65        221
       Real estate mortgage.....................       117        236         70         58         78
       Personal.................................       445        460        351        295        347
                                                  --------   --------   --------   --------   --------
          TOTAL LOANS CHARGED OFF...............     1,140      1,202        692        418        646
     Recoveries
       Commercial and agricultural..............        93        140         35        172         86
       Real estate mortgage.....................        29         18         41         64         92
       Personal.................................       174        141        155        157        169
                                                  --------   --------   --------   --------   --------
          TOTAL RECOVERIES......................       296        299        231        393        347
     Net charge offs............................       844        903        461         25        299
     Provision charged to income................     1,455      1,025        770        565        509
                                                  --------   --------   --------   --------   --------
ALLOWANCE FOR LOAN LOSSES -- DECEMBER 31........  $  6,204   $  5,593   $  5,471   $  5,162   $  4,622
                                                  ========   ========   ========   ========   ========
Ratio of net charge offs during the year to
  average loans outstanding.....................       .21%      0.23%      0.11%      0.01%      0.09%
                                                  ========   ========   ========   ========   ========
Ratio of the allowance for loan losses to loans
  outstanding at year end.......................      1.46%      1.38%      1.38%      1.28%      1.30%
                                                  ========   ========   ========   ========   ========

     As shown in Table 4, the percentage of loans classified as nonperforming by the Corporation as of December 31, 2003 and 2002 was 1.29% and 1.19% of total loans, respectively. Average nonperforming loans for the peer group were 1.47%. The peer group is a composite of financial information of all bank holding companies with assets between $500 million and $1 billion; there were 388 bank holding companies in the Corporation's peer group for the period indicated. The Banks' policies, including a loan considered impaired under Statement of Financial Accounting Standards No. 118, are to transfer a loan to nonaccrual status whenever it is determined that interest should be recorded on the cash basis instead of the accrual basis because of a deterioration in the financial position of the borrower, or a determination that payment in full of interest or principal cannot be expected, or the loan has been in default for a period of 90 days or more, unless it is both well secured and in the process of collection.

                          TABLE 4. NONPERFORMING LOANS

     The following loans are all the credits which require classification for state or federal regulatory purposes:

                                                                   DECEMBER 31
                                                    ------------------------------------------
                                                     2003     2002     2001     2000     1999
                                                    ------   ------   ------   ------   ------
Nonaccrual loans..................................  $4,121   $2,484   $1,346   $  382   $  945
Accruing loans past due 90 days or more...........   1,380    1,840    1,219    1,484      618
Restructured loans................................      --      479       --       --       --
                                                    ------   ------   ------   ------   ------
  TOTAL NONPERFORMING LOANS.......................  $5,501   $4,803   $2,565   $1,866   $1,563
                                                    ======   ======   ======   ======   ======
NONPERFORMING LOANS AS % OF LOANS.................    1.29%    1.19%    0.64%    0.46%    0.44%
                                                    ======   ======   ======   ======   ======

     As of December 31, 2003, there were no other interest bearing assets which required classification. Management is not aware of any recommendations by regulatory agencies that, if implemented, would have a material impact on the Corporation's liquidity, capital, or operations.

     Management's internal analysis of the estimated range for the allowance was $3,326 to $6,937 as of December 31, 2003. In management's opinion, the allowance for loan losses of $6,204 is adequate as of December 31, 2003. Management has allocated, as reflected in Table 5, the allowance for loan losses to the following categories: 34.5% to commercial and agricultural loans; 25.5% to real estate loans; 26% to installment loans; 9.1% to impaired loans; and 4.9% unallocated. The above allocation is not intended to imply limitations on usage of the allowance. The entire allowance is available to fund loan losses without regard to loan type.

              TABLE 5. ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses has been allocated according to the amount deemed to be reasonably necessary to provide for the possibility of losses being incurred within the following categories:

                                                                DECEMBER 31
                       ---------------------------------------------------------------------------------------------
                               2003                    2002                    2001                    2000
                       ---------------------   ---------------------   ---------------------   ---------------------
                                   % OF EACH               % OF EACH               % OF EACH               % OF EACH
                                   CATEGORY                CATEGORY                CATEGORY                CATEGORY
                       ALLOWANCE   TO TOTAL    ALLOWANCE   TO TOTAL    ALLOWANCE   TO TOTAL    ALLOWANCE   TO TOTAL
                        AMOUNT       LOANS      AMOUNT       LOANS      AMOUNT       LOANS      AMOUNT       LOANS
                       ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Commercial and
  agricultural.......   $2,140        27.6%     $1,868        28.9%     $2,081        26.7%     $1,301        26.6%
Real estate
  mortgage...........    1,584        56.4       1,649        56.9       1,408        59.8       1,559        60.0
Installment..........    1,614        15.0       1,679        13.5       1,577        13.4       1,923        13.4
Impaired loans.......      622         1.0         103         0.7          56         0.1          --          --
Unallocated..........      244          --         294          --         349          --         379          --
                        ------       -----      ------       -----      ------       -----      ------       -----
  TOTAL..............   $6,204       100.0%     $5,593       100.0%     $5,471       100.0%     $5,162       100.0%
                        ======       =====      ======       =====      ======       =====      ======       =====

                            DECEMBER 31
                       ---------------------
                               1999
                       ---------------------
                                   % OF EACH
                                   CATEGORY
                       ALLOWANCE   TO TOTAL
                        AMOUNT       LOANS
                       ---------   ---------
Commercial and
  agricultural.......   $1,502        26.9%
Real estate
  mortgage...........    1,232        59.8
Installment..........    1,555        13.3
Impaired loans.......       --          --
Unallocated..........      333          --
                        ------       -----
  TOTAL..............   $4,622       100.0%
                        ======       =====

NONINTEREST INCOME

     Noninterest income consists of trust fees, service charges on deposit accounts, fees for other financial services, gain on the sale of mortgage loans, title insurance revenue, and other. As is the case for many financial institutions, management believes fee income is increasingly important as a source of net earnings and expects this trend to continue. There was a $2,642 or 32.6% increase in fees earned from these sources during 2003. Significant changes during 2003 include a $119 increase from the sale of title insurance and related services, a $900 increase in overdraft fees, a $1,095 increase in mortgage servicing income, and a $329 increase in gains on the sale of real estate mortgages. During 2003, the Corporation had an average investment of $10 million in bank-owned life insurance, a $500 increase over 2002. The average net rate earned on the investment was approximately 4.8% in 2003 (versus 5.0% in 2002) and, because of their tax free accumulation of earnings, they have a taxable equivalent rate of 7.3%. The rates on these contracts are adjustable annually on their anniversary date. The investment is placed with five separate insurance companies with S&P ratings of AA+ or better. Due to the decrease in interest rates during 2003 income earned declined from this investment $19 in 2003.

     Included in noninterest income is a $2,091 gain from the sale of $195,168 in mortgages during 2003 versus a $1,762 gain on the sale of $192,407 during 2002. The Corporation has established a policy that all 30-year fixed rate mortgage loans will be sold. During 2003, most 15-year fixed rate mortgage loans granted were sold on the secondary market. These loans were sold without recourse, with servicing retained.

     Noninterest income increased $1,905 in 2002 when compared to 2001. Significant changes in 2002 include a $643 increase from the sale of title insurance and related services, a $161 increase in overdraft fees, a $138 increase in mortgage servicing fees, a $711 increase in gains on the sale of residential real estate mortgages and a $245 increase in income from bank-owned life insurance.

NONINTEREST EXPENSES

     Noninterest expenses increased $2,806 or 13.5% during 2003. Noninterest expenses net of noninterest income divided by average total assets equalled 1.95% in 2003, 2.03% in 2002, and 2.21% in 2001. The decrease in the 2003 ratio was primarily a result of the $329 increase in the gains on the sale of real estate mortgages, a $900 increase in overdraft fees, and a $1,095 increase in mortgage servicing income.

     The largest component of noninterest expenses is salaries and employee benefits, which increased $2,038 or 1.8%. Salaries increased $1,155 due to increases in staffing and normal merit and promotional salary increases. Employee benefits increased $883 in 2003. A significant portion of the increase was related to an 11.8% increase in medical insurance expenses, and a 53.6% increase in pension expense. Footnote G in the Corporation's Notes to Consolidated Financial Statements include the required disclosures regarding the benefit obligations, plan assets, and funding status of the Corporation's Defined Benefit Pension Plan. Over the last three years the plan has experienced an accumulated loss of $469 on the Plan's investments. The entire loss is related to the general decline in market value of stock equity investments. Over the same time period, the actuarial assumption for the long term rate of return on the assets held by the Plan should have produced a return of $1.27 million. Essentially, the actual loss combined with the change in actuarial assumptions related to the benefit obligation has produced a $2.7 million underfunding of the Plan's assets as of December 31, 2003. This shortfall will significantly increase the Corporation's pension expense in future periods. The Corporation's Board of Directors approved a change in investment advisors. During 2003 the Plan experienced a 9.9% return on beginning Plan assets.

     Occupancy and furniture and equipment expenses increased $332 or 9% in 2003. The majority of this increase is related to building depreciation, property taxes, service contracts and equipment depreciation. All other operating expenses increased $436. The most significant increases were related to director fees, consultant fees, and donations. The Corporation contributed approximately $870 to the Isabella Bank and Trust Community Foundation. (See Note J to the Consolidated Financial Statements).

     Noninterest expense increased $2,077 or 11.1% in 2002. During 2002, salaries and benefits increased $1,517, occupancy and furniture and equipment expenses increased $461, all other operating expenses increased $660, and the amortization of the acquisition intangibles decreased by $561.

FEDERAL INCOME TAXES

     Federal income tax expense for 2003 was $2,035 or 22% of pre-tax income compared to $2,286 or 24.8% of pre-tax income in 2002 and $2,205 or 26.7% in 2001. The decrease in income tax expense as a percentage of income in 2002 is attributable to an increase in nontaxable municipal income and other tax exempt income as a percentage of the Corporation's pretax net income. A reconcilement of federal income tax expense and the amount computed at the federal statutory rate of 34% is found in Note F, Federal Income Taxes, in the accompanying consolidated financial statements.

          ANALYSIS OF CHANGES IN THE STATEMENT OF FINANCIAL CONDITION

     Total assets were $664,079 at December 31, 2003, an increase of $11,362 or 1.74% over year end 2002. Asset growth was primarily funded by a $6,251 increase in deposits, and a $5,479 increase in shareholders' equity. A discussion of changes in balance sheet amounts by major categories follows.

INVESTMENT SECURITIES

     The primary objective of the Corporation's investing activities is to provide for safety of the principal invested. Secondary considerations include the need for earnings, liquidity, and the Corporation's overall exposure to changes in interest rates. During 2003, the Corporation's net holdings of investment securities increased $11,499. Table 6 shows the carrying value of investment securities available for sale and held to maturity. Securities held to maturity, which are stated at amortized cost, consist mostly of local municipal bond issues, and U.S. Agencies. Securities not classified by management as held to maturity are classified as available for sale and are stated at fair value.

                         TABLE 6.  INVESTMENT PORTFOLIO

     The following is a schedule of the carrying value of investment securities available for sale and held to maturity:

                                                                DECEMBER 31
                                                       ------------------------------
                                                         2003       2002       2001
                                                       --------   --------   --------
Available for sale
  U.S. Treasury and U.S. government agencies.........  $ 89,934   $ 90,974   $ 53,047
  States and political subdivisions..................    76,656     64,607     47,141
  Commercial paper...................................     3,242      2,328      2,330
                                                       --------   --------   --------
       TOTAL.........................................  $169,832   $157,909   $102,518
                                                       ========   ========   ========
Held to maturity
  States and political subdivisions..................  $      9   $     74   $    148
  U.S. Treasury and U.S. government agencies.........     1,303      1,662      3,306
                                                       --------   --------   --------
       TOTAL.........................................  $  1,312   $  1,736   $  3,454
                                                       ========   ========   ========

     Excluding those holdings of the investment portfolio in U.S. Treasury and U.S. government agency securities, there were no investments in securities of any one issuer which exceeded 10% of shareholders' equity. The Corporation has a policy prohibiting investments in securities that it deems are unsuitable due to their inherent credit or market risks. Prohibited investments include stripped mortgage backed securities, zero coupon bonds, nongovernment agency asset backed securities, and structured notes.

     The following is a schedule of maturities of each category of investment securities (at carrying value) and their weighted average yield as of December 31, 2003:

          TABLE 7. SCHEDULE OF MATURITIES OF INVESTMENT SECURITIES AND
                            WEIGHTED AVERAGE YIELDS

                                                                          MATURING
                                          ------------------------------------------------------------------------
                                                            AFTER ONE YEAR    AFTER FIVE YEARS
                                                              BUT WITHIN         BUT WITHIN
                                          WITHIN ONE YEAR     FIVE YEARS          TEN YEARS       AFTER TEN YEARS
                                          ---------------   ---------------   -----------------   ----------------
                                          AMOUNT    YIELD   AMOUNT    YIELD    AMOUNT    YIELD    AMOUNT    YIELD
                                          -------   -----   -------   -----   --------   ------   -------   ------
Available for sale
  U.S. Treasury and U.S. government
    agencies............................  $39,493   3.54%   $35,799   2.92%   $   510     2.39%   $   --       --%
  States and political subdivisions.....    8,097   3.67     39,496   3.25     27,532     4.45     1,531     3.48
  Mortgage backed.......................        9   5.54        475   3.13      7,486     4.40     6,162     4.51
  Corporate & other securities..........    1,276   4.62      1,966   3.28         --       --        --       --
                                          -------   ----    -------   ----    -------     ----    ------     ----
      TOTAL.............................  $48,875   3.59%   $77,736   3.10%   $35,528     4.41%   $7,693     4.30%
                                          =======   ====    =======   ====    =======     ====    ======     ====
Held to maturity
  States and political subdivisions.....  $ 1,108   4.76%   $   195   5.00%   $    --       --%   $   --       --%
  Mortgage backed.......................        9   5.54         --     --         --       --
                                          -------   ----    -------   ----    -------     ----    ------     ----
      TOTAL.............................  $ 1,117   4.76%   $   195   5.13%   $    --       --%   $   --       --%
                                          =======   ====    =======   ====    =======     ====    ======     ====

LOANS

     The largest component of earning assets is loans. The proper management of credit and market risk inherent in loans is critical to the financial well-being of the Corporation. To control these risks, the Corporation has adopted strict underwriting standards. The standards include prohibitions against lending outside the Corporation's defined market area, lending limits to a single borrower, and strict loan to collateral value limits. The Corporation also monitors and limits loan concentrations extended to volatile industries. The Corporation has no foreign loans and there were no concentrations greater than 10% of total loans that are not disclosed as a separate category in Table 8.

                            TABLE 8. LOAN PORTFOLIO

                                                              DECEMBER 31
                                          ----------------------------------------------------
                                            2003       2002       2001       2000       1999
                                          --------   --------   --------   --------   --------
Commercial..............................  $ 71,699   $ 66,326   $ 58,424   $ 60,301   $ 55,247
Agricultural............................    50,548     53,223     48,523     47,298     40,449
Real estate mortgage....................   240,145    230,409    237,650    242,042    212,724
Installment.............................    63,782     54,522     53,267     54,038     47,426
                                          --------   --------   --------   --------   --------
     TOTAL LOANS........................  $426,174   $404,480   $397,864   $403,679   $355,846
                                          ========   ========   ========   ========   ========

     Total loans increased $21,694 in 2003. The increase was primarily in real estate mortgages and installment loans. As of December 31, 2003, as a percentage of total loans, commercial loans were 16.82%, agricultural were 11.86%, real estate mortgages were 56.35%, and installments were 14.97%.

DEPOSITS

     Total deposits increased $6,251 and were $567,707 at year end 2003, a 1.11% increase over 2002. Average deposits increased 4.2% in 2003 and 9.3% in 2002. During 2003, average noninterest bearing deposits increased 3.6%, interest bearing demand deposits increased 15%, savings deposits increased 4%, and time deposits increased .14%. Time deposits over $100 as a percentage of total deposits equaled 11.9% and 12.5% as of December 31, 2003 and 2002, respectively.

                           TABLE 9. AVERAGE DEPOSITS

                                         2003              2002              2001
                                    ---------------   ---------------   ---------------
                                     AMOUNT    RATE    AMOUNT    RATE    AMOUNT    RATE
                                    --------   ----   --------   ----   --------   ----
Noninterest bearing demand
  deposits........................  $ 61,651          $ 59,518          $ 56,904
Interest bearing demand
  deposits........................   113,206   0.93%    98,478   1.43%    81,260   2.41%
Savings deposits..................   141,227   0.94    135,792   1.62    121,202   2.69
Time deposits.....................   247,516   3.73    247,182   4.44    235,481   5.72
                                    --------          --------          --------
  TOTAL...........................  $563,600          $540,970          $494,847
                                    ========          ========          ========

       TABLE 10. MATURITIES OF TIME CERTIFICATES OF DEPOSIT OVER $100,000

                                                                  DECEMBER 31
                                                          ---------------------------
                                                           2003      2002      2001
                                                          -------   -------   -------
Maturity
  Within 3 months.......................................  $18,068   $21,900   $22,259
  Within 3 to 6 months..................................   11,475    15,928    11,418
  Within 6 to 12 months.................................    8,184    18,624    11,496
  Over 12 months........................................   29,945    13,858    14,252
                                                          -------   -------   -------
     TOTAL..............................................  $67,672   $70,310   $59,425
                                                          =======   =======   =======

     Within the banking industry there is agreement that competition from mutual funds and annuities has had a significant impact on deposit growth. In response, the Corporation's subsidiaries now offer mutual funds and annuities to its customers. The Corporation's trust department also offers a variety of financial products in addition to traditional estate services.

CAPITAL

     The capital of the Corporation consists solely of common stock, capital surplus, retained earnings, and accumulated other comprehensive income. Total capital increased approximately $5,479 in 2003. The Corporation offers a dividend reinvestment and employee stock purchase plan. Under the provisions of these Plans, the Corporation issued 70,340 shares of common stock generating $2,008 of capital during 2003, and 52,473 shares of common stock generating $1,524 of capital in 2002. The Board of Directors authorized management to repurchase up to $2.0 million of common stock shares. A total of 3,219 shares were repurchased in 2003 at an average price of $34.50 per share. Accumulated other comprehensive income decreased $726 and consists of $863 decrease in unrealized gain on available for sale investment securities reduced by a gain of $137 related to the recognition of an additional minimum pension liability.

     The Federal Reserve Board's current recommended minimum primary capital to assets requirement is 6.0%. The Corporation's primary capital to assets, which consists of shareholders' equity plus the allowance for loan losses less acquisition intangibles, was 10.8% at year end 2003. There are no commitments for significant capital expenditures.

     The Federal Reserve Board has established a minimum risk based capital standard. Under this standard, a framework has been established that assigns risk weights to each category of on and off-balance-sheet items to arrive at risk adjusted total assets. Regulatory capital is divided by the risk adjusted assets with the resulting ratio compared to the minimum standard to determine whether a corporation has adequate capital. The minimum standard is 8%, of which at least 4% must consist of equity capital net of goodwill. The following table sets forth the percentages required under the Risk Based Capital guidelines and the Corporation's values at December 31, 2003:

     Percentage of Capital to Risk Adjusted Assets:

                                                              REQUIRED   IBT BANCORP
                                                              --------   -----------
Equity Capital..............................................    4.00%       14.68%
Secondary Capital...........................................    4.00         1.25
                                                                ----        -----
  Total Capital.............................................    8.00%       15.93%
                                                                ====        =====

     IBT Bancorp's secondary capital includes only the allowance for loan losses. The percentage for the secondary capital under the required column is the maximum amount allowed from all sources.

     The Federal Reserve also prescribes minimum capital requirements for the Corporation's subsidiary Banks. At December 31, 2003, the Banks exceeded these minimums. For further information regarding the Banks' capital requirements, refer to Note M of the Financial Statements, Regulatory Capital Matters.

LIQUIDITY

     Liquidity management is designed to have adequate resources available to meet depositor and borrower discretionary demands for funds. Liquidity is also required to fund expanding operations, investment opportunities, and payment of cash dividends. The primary sources of the Corporation's liquidity are cash and cash equivalents and available for sale investment securities.

     As of December 31, 2003 and 2002, cash and cash equivalents equaled 4.7% and 8.3%, respectively, of total assets. Net cash provided from operations was $20,538 in 2003 and $6,122 in 2002. Net cash provided by financing activities equaled $5,511 in 2003 and $49,491 in 2002. The Corporation's investing activities used cash amounting to $49,268 in 2003 and $56,638 in 2002. The accumulated effect of the Corporation's operating, investing, and financing activities on cash and cash equivalents was a $23,219 decrease in 2003 and a $1,025 decrease in 2002.

     In addition to cash and cash equivalents, investment securities available for sale are another source of liquidity. Securities available for sale equaled $169,832 as of December 31, 2003 and $157,909 as of December 31, 2002. In
addition to these primary sources of liquidity, the Corporation has the ability to borrow in the federal funds market and at both the Federal Reserve Bank and the Federal Home Loan Bank. The Corporation's liquidity is considered adequate by the management of the Corporation.

INTEREST RATE SENSITIVITY

     Interest rate sensitivity management aims at achieving reasonable stability in the net interest margin through periods of changing interest rates. Interest rate sensitivity is determined by the amount of earning assets and interest bearing liabilities repricing within a specific time period, and their relative sensitivity to a change in interest rates. One tool used by management to measure interest rate sensitivity is gap analysis. As shown in Table 11, the gap analysis depicts the Corporation's position for specific time periods and the cumulative gap as a percentage of total assets.

     Investment securities and other investments are scheduled according to their contractual maturity. Fixed rate loans are included in the appropriate time frame based on their scheduled amortization. Variable rate loans are included in the time frame of their earliest repricing. Of the $426,174 in total loans, $88,615 are variable rate loans. Time deposit liabilities are scheduled based on their contractual maturity except for variable rate time deposits in the amount of $2,145 that are included in the 0 to 3 month time frame. Money market accounts reprice monthly and are included in the 0 to 3 month time frame.

     Passbook savings, statement savings, and NOW accounts have no contractual maturity date and are believed to be predominantly noninterest rate sensitive by management. These accounts have been classified in the gap table according to their estimated withdrawal rates based upon management's analysis of deposit runoff over the past five years. Management believes this runoff experience is consistent with its expectation for the future. As of December 31, 2003, the Corporation had $22,703 more in liabilities than assets maturing within one year. A negative gap position results when more liabilities, within a specified time frame, mature or reprice than assets.

                      TABLE 11.  INTEREST RATE SENSITIVITY

     The following table shows the time periods and the amount of assets and liabilities available for interest rate repricing as of December 31, 2003. For purposes of this analysis, nonaccrual loans and the allowance for loan losses are excluded.

                                               0 TO 3    4 TO 12     1 TO 5     OVER
                                               MONTHS     MONTHS     YEARS     5 YEARS
                                              --------   --------   --------   -------
Interest Sensitive Assets
  Fed funds sold............................  $  5,300   $     --   $     --   $    --
  Investment securities.....................     5,851     44,417     78,786    42,090
  Loans.....................................   126,181     63,150    207,638    25,084
                                              --------   --------   --------   -------
     TOTAL..................................  $137,332   $107,567   $286,424   $67,174
                                              ========   ========   ========   =======
Interest Sensitive Liabilities
  Borrowed funds............................  $  1,525   $     56   $  6,000   $10,472
  Time deposits.............................    43,864     67,811    126,162       841
  Savings...................................    83,213      4,799     40,227    15,469
  Interest bearing demand...................    58,650      7,684     46,001     5,225
                                              --------   --------   --------   -------
     TOTAL..................................  $187,252   $ 80,350   $218,390   $32,007
                                              ========   ========   ========   =======
Cumulative gap..............................  $(49,920)  $(22,703)  $ 45,331   $80,498
Cumulative gap as a % of assets.............     (7.52)%    (3.42)%     6.83%    12.12%

             TABLE 12.  LOAN MATURITY AND INTEREST RATE SENSITIVITY

     The following table shows the maturity of commercial and agricultural loans outstanding at December 31, 2003. Also provided are the amounts due after one year, classified according to the sensitivity to changes in interest rates.

                                                                 DUE IN
                                                 --------------------------------------
                                                 1 YEAR    1 TO 5    OVER 5
                                                 OR LESS    YEARS     YEARS     TOTAL
                                                 -------   -------   -------   --------
Commercial and agricultural....................  $62,889   $57,859   $1,499    $122,247
                                                 =======   =======   ======    ========
Interest Sensitivity:
  Loans maturing after one year that have:
     Fixed interest rates......................            $42,506   $1,284
     Variable interest rates...................             15,353      215
                                                           -------   ------
       TOTAL...................................            $57,859   $1,499
                                                           =======   ======

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Corporation's primary market risks are interest rate risk and, to a lesser extent, liquidity risk. The Corporation has no foreign exchange risk, holds limited loans outstanding to oil and gas concerns, holds no trading account assets, nor does it utilize interest rate swaps or derivatives in the management of its interest rate risk. Any changes in foreign exchange rates or commodity prices would have an insignificant impact, if any, on the Corporation's interest income and cash flows. The Corporation does have a significant amount of loans extended to borrowers in agricultural production. Their cash flow and their ability to service their debt is largely dependent on the commodity prices for corn, soybeans, sugar beets, milk, beef, and a variety of dry beans. The Corporation mitigates these risks by using conservative price and production yields when calculating a borrower's available cash flow to service their debt.

     Interest rate risk ("IRR") is the exposure of the Corporation's net interest income, its primary source of income, to changes in interest rates. IRR results from the difference in the maturity or repricing frequency of a financial institution's interest earning assets and its interest bearing liabilities. IRR is the fundamental method in which financial institutions earn income and create shareholder value. Excessive exposure to IRR could pose a significant risk to the Corporation's earnings and capital.

     The Federal Reserve, the Corporation's primary Federal regulator, has adopted a policy requiring the Board of Directors and senior management to effectively manage the various risks that can have a material impact on the safety and soundness of the Corporation. The risks include credit, interest rate, liquidity, operational, and reputational. The Corporation has policies, procedures and internal controls for measuring and managing these risks. Specifically, the IRR policy and procedures include defining acceptable types and terms of investments and funding sources, liquidity requirements, limits on investments in long term assets, limiting the mismatch in repricing opportunity of assets and liabilities, and the frequency of measuring and reporting to the Board of Directors.

     The Corporation uses several techniques to manage IRR. The first method is gap analysis. Gap analysis measures the cash flows and/or the earliest repricing of the Corporation's interest bearing assets and liabilities. This analysis is useful for measuring trends in the repricing characteristics of the balance sheet. Significant assumptions are required in this process because of the imbedded repricing options contained in assets and liabilities. A substantial portion of the Corporation's assets are invested in loans and mortgage backed securities. These assets have imbedded options that allow the borrower to repay the balance prior to maturity without penalty. The amount of prepayments is dependent upon many factors, including the interest rate of a given loan in comparison to the current interest rate for residential mortgages, the level of sales of used homes, and the overall availability of credit in the market place. Generally, a decrease in interest rates will result in an increase in the Corporation's cash flows from these assets. Investment securities, other than those that are callable, do not have any significant imbedded options. Savings and checking deposits may generally be withdrawn on request without prior notice. The timing of cash flow from these deposits is estimated based on historical experience. Time deposits have penalties that discourage early withdrawals.

     The second technique used in the management of IRR is to combine the projected cash flows and repricing characteristics generated by the gap analysis and the interest rates associated with those cash flows to project future interest income. By changing the amount and timing of the cash flows and the repricing interest rates of those cash flows, the Corporation can project the effect of changing interest rates on its interest income. Based on the projections prepared for the year ended December 31, 2003 the Corporation's net interest income would decrease during a period of decreasing interest rates.

     The following tables provide information about the Corporation's assets and liabilities that are sensitive to changes in interest rates as of December 31, 2003 and 2002. The Corporation has no interest rate swaps, futures contracts, or other derivative financial options. The principal amounts of assets and time deposits maturing were calculated based on the contractual maturity dates. Savings and NOW accounts are based on management's estimate of their future cash flows.

QUANTITATIVE DISCLOSURES OF MARKET RISK

                                                                                                                FAIR VALUE
                                       2004      2005      2006      2007      2008     THEREAFTER    TOTAL      12/31/03
                                     --------   -------   -------   -------   -------   ----------   --------   ----------
Rate sensitive assets
  Other interest bearing assets....  $  5,400   $    99        --        --        --         --     $  5,499    $  5,499
    Average interest rates.........      1.03%     2.67%       --        --        --         --         1.06%
  Fixed interest rate securities...  $ 50,268   $33,303   $24,377   $14,790   $ 6,316    $42,090     $171,144    $171,181
    Average interest rates.........      3.61%     2.87%     3.09%     3.18%     3.69%      4.42%        3.56%
  Fixed interest rate loans........  $ 99,216   $71,181   $69,309   $24,607   $43,471    $29,775     $337,559    $340,558
    Average interest rates.........      6.74%     7.11%     6.17%     6.57%     6.10%      4.97%        6.45%
  Variable interest rate loans.....  $ 62,619   $ 6,722   $ 6,227   $ 4,802   $ 6,724    $ 1,521     $ 88,615    $ 88,615
    Average interest rates.........      5.54%     5.62%     5.52%     5.49%     5.06%      4.55%        5.49%
Rate sensitive liabilities
  Borrowed funds...................  $  1,552   $ 1,053   $    53   $    53   $ 5,053    $10,289     $ 18,053    $ 19,118
    Average interest rates.........      0.86%     5.01%     4.16%     4.16%     5.08%      4.35%        4.29%
  Savings and NOW accounts.........  $154,489   $22,778   $18,518   $15,160   $14,018    $36,305     $261,268    $261,268
    Average interest rates.........      0.76%     0.76%     0.78%     0.69%     0.48%      0.43%        0.70%
  Fixed interest rate time
    deposits.......................  $110,188   $52,683   $33,216   $27,802   $11,803    $   841     $236,533    $243,094
    Average interest rates.........      2.33%     4.73%     4.48%     4.20%     3.47%      7.95%        3.46%
  Variable interest rate time
    deposits.......................  $  1,048   $   448   $    --   $   182   $   467    $    --     $  2,145    $  2,145
    Average interest rates.........      1.24%     1.24%       --        --      3.52%        --         1.63%

                                                                                                                FAIR VALUE
                                       2003      2004      2005      2006      2007     THEREAFTER    TOTAL      12/31/02
                                     --------   -------   -------   -------   -------   ----------   --------   ----------
Rate sensitive assets
  Other interest bearing assets....  $ 25,950        --        --        --        --         --     $ 25,950    $ 25,950
    Average interest rates.........      1.25%       --        --        --        --         --         1.25%
  Fixed interest rate securities...  $ 30,393   $50,671   $23,853   $12,169   $ 6,514    $36,045     $159,645    $159,712
    Average interest rates.........      4.00%     3.77%     3.32%     4.06%     4.17%      4.76%        4.01%
  Fixed interest rate loans........  $ 98,028   $86,180   $83,675   $27,107   $21,906    $20,160     $337,056    $338,585
    Average interest rates.........      7.80%     7.69%     7.40%     7.57%     7.07%      5.89%        7.49%
  Variable interest rate loans.....  $ 45,756   $ 9,646   $ 4,541   $ 3,297   $ 3,689    $   495     $ 67,424    $ 67,424
    Average interest rates.........      6.13%     6.11%     5.95%     5.95%     5.52%      5.30%        6.07%
Rate sensitive liabilities
  Borrowed funds...................  $  3,263   $ 1,094   $    94   $ 5,094   $    93    $ 8,155     $ 17,793    $ 18,507
    Average interest rates.........      0.88%     5.07%     5.23%     5.08%     5.20%      5.30%        4.41%
  Savings and NOW accounts.........  $150,280   $20,646   $16,779   $13,749   $12,706    $32,928     $247,088    $247,088
    Average interest rates.........      1.42%     1.25%     1.49%     1.57%     1.15%      0.91%        1.34%
  Fixed interest rate time
    deposits.......................  $131,911   $32,404   $37,843   $26,984   $20,473    $    59     $249,674    $255,167
    Average interest rates.........      3.08%     4.85%     5.79%     4.89%     4.61%      7.20%        4.04%
  Variable interest rate time
    deposits.......................  $    816   $   449   $     9        --   $   314         --     $  1,588    $  1,588
    Average interest rates.........      2.03%     2.03%       --        --      3.82%        --         2.37%

FORWARD LOOKING STATEMENTS

     This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Corporation intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Corporation, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Corporation's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Corporation and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Corporation's market area, and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Corporation and its business, including additional factors that could materially affect the Corporation's financial results, is included in the Corporation's filings with the Securities and Exchange Commission.

COMMON STOCK AND DIVIDEND INFORMATION

     There is no established market for the Corporation's common stock or public information with respect to its market price. There are occasional sales by shareholders of which management of the Corporation is aware. From January 1, 2002 through December 31, 2003 there were, so far as management knows, 195 sales of the Corporation's common stock. These sales involved 88,254 shares. The prices were reported to management in only some of the transactions and management cannot confirm the prices which were reported during this period. The highest known price paid for the Corporation's stock was $36.36 per share in the fourth quarter of 2003, and the lowest price was $29.09 per share in the first quarter of 2002. The following is a summary of all known transfers since January 1, 2002. All of the information has been adjusted to reflect the 10% stock dividend paid February 19, 2004.

                                                     NUMBER     NUMBER
PERIOD                                              OF SALES   OF SHARES    LOW      HIGH
------                                              --------   ---------   ------   ------
2002
First Quarter.....................................     27        6,624     $29.09   $30.91
Second Quarter....................................     31       32,134      30.00    30.00
Third Quarter.....................................     31       12,692      30.00    30.00
Fourth Quarter....................................     24        6,897      30.00    30.00
2003
First Quarter.....................................     28       12,448      31.82    34.55
Second Quarter....................................     17       12,227      36.36    36.36
Third Quarter.....................................     21       11,198      36.36    36.36
Fourth Quarter....................................     16        2,860      36.36    36.36

     The following table sets forth the cash dividends paid for the following quarters, adjusted for the 10% stock dividend paid on February 19, 2004.

                                                              2003    2002
                                                              -----   -----
First Quarter...............................................  $0.10   $0.09
Second Quarter..............................................   0.10    0.09
Third Quarter...............................................   0.10    0.09
Fourth Quarter..............................................   0.30    0.28
                                                              -----   -----
  TOTAL.....................................................  $0.60   $0.55
                                                              =====   =====

     IBT Bancorp's authorized common stock consists of 10,000,000 shares, of which 4,403,404 shares are issued and outstanding as of December 31, 2003. As of year end 2003, there were approximately 1,840 shareholders of record.

SUPERVISION AND REGULATION

     IBT Bancorp is subject to supervision and regulation by the Federal Reserve Board, under the Bank Holding Company Act of 1956, as amended. A bank holding company and its subsidiaries are able to conduct only the business of commercial banking and activities closely related or incidental to it.

     Isabella Bank and Trust and Farmers State Bank of Breckenridge are chartered by the State of Michigan and are supervised and regulated by the Michigan Office of Financial and Insurance Services, Division of Financial Institutions. The Banks are members of the Federal Reserve System and their deposits are insured by the Federal Deposit Insurance Corporation to the extent provided by law. IBT Title is licensed and supervised by the State of Michigan.

IMPACT OF INFLATION

     The majority of assets and liabilities of financial institutions are monetary in nature. Generally, changes in interest rates have a more significant impact on earnings of the Corporation than inflation. Although influenced by inflation, changes in rates do not necessarily move in either the same magnitude or direction as changes in the price of goods and services. Inflation does impact the growth of total assets, creating a need to increase equity capital at a higher rate to maintain an adequate equity to assets ratio, which in turn reduces the amount of earnings available for cash dividends.

                           SHAREHOLDERS' INFORMATION

ANNUAL MEETING

     The Annual Meeting of Shareholders will be held at 7:00 p.m., Tuesday, April 27, 2004, Holiday Inn, 5665 E. Pickard Street, Mt. Pleasant, Michigan.

FINANCIAL INFORMATION AND FORM 10-K

     Copies of the 2003 Annual Report, IBT Bancorp Form 10-K, and other financial information not contained herein may be obtained, without charge, by writing to:

     Mary Ann Breuer
     Secretary/Treasurer
     IBT Bancorp
     200 East Broadway
     Mt. Pleasant, Michigan 48858

                               MISSION STATEMENT

     The mission of IBT Bancorp shall be:

     To create an operating environment that will provide shareholders with sustained growth in their investment while maintaining our independence and subsidiaries' autonomy.

                          EQUAL EMPLOYMENT OPPORTUNITY

     The equal employment opportunity clauses in Section 202 of the Executive Order 11246, as amended; 38 USC 2012, Vietnam Era Veterans Readjustment Act of 1974; Section 503 of the Rehabilitation Act of 1973, as amended; relative to equal employment opportunity and implementing rules and regulations of the Secretary of Labor are adhered to and supported by IBT Bancorp, and its subsidiaries.

IBT BANCORP PROXY
200 EAST BROADWAY
MT. PLEASANT, MI  48858

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gerald D. Cassel, Ronald E. Schumacher, and William T. Strickler as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of IBT Bancorp held of record by the undersigned on March 1, 2004 at the annual meeting of shareholders to be held April 27, 2004 or any adjournments thereof.

ELECTION OF DIRECTORS:

FOR ALL NOMINEES LISTED BELOW | |               WITHHOLD AUTHORITY TO VOTE  | |
EXCEPT AS MARKED TO THE                         FOR ALL NOMINEES LISTED
CONTRARY BELOW

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CIRCLE THE NOMINEE'S NAME IN THE LIST BELOW.)

    JAMES C. FABIANO             DAVID W. HOLE                  DALE WEBURG

        (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES. The shares represented by this proxy will be voted in the discretion of the proxies on any other matters which may come before the meeting.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:__________________________, 2004            ______________________________
Please mark, sign, date and return                   Signature
Proxy card promptly using the
enclosed envelope.                                ______________________________
                                                     Signature (if held jointly)